Exhibit 4.5

CSRA 401(k) PLAN

Effective as October 30, 2015

i

ARTICLE I
GENERAL

1.1                               Plan Name and Purpose. Effective as of October 30, 2015, CSRA Inc. (the “Company”) (formerly known as Computer Sciences Government Services Inc.) established the CSRA 401(k) Plan (the “Plan”). The Plan is intended to qualify under Code Section 401(a), and with respect to the portion hereof intended to qualify as a qualified cash or deferred arrangement, to satisfy the requirements of Code Section 401(k), and with respect to the portion intended to qualify as an employee stock ownership plan, to satisfy the requirements of Code Section 4975(e)(7). This Plan is intended to qualify as a profit-sharing plan under Code Section 401(a)(27)(B).

1.2                               The Separation. In connection with Computer Sciences Corporation’s (“CSC”) spinoff of the legal entities constituting its North American Public Sector segment, CSC underwent an internal reorganization and incorporated the Company on June 16, 2015 as a wholly-owned subsidiary of CSC. The Company was spun-off on or after October 30, 2015 (the “Separation”) pursuant to a Master Separation and Distribution Agreement by and between CSC and the Company. Effective as of the Separation, the Company is an independent, publicly traded corporation which owns and operates the legal entities constituting the North American Public Sector segment previously owned and operated by CSC (through its direct and indirect subsidiaries).

1.3                               Transfer of Assets and Liabilities, Service Credit. In conjunction with the Separation and as described in that certain Employee Matters Agreement by and between CSC and the Company, the Company established this Plan to be substantially similar to the Computer Sciences Corporation Matched Asset Plan (“CSC MAP”). As of October 30, 2015, certain active employees (“CSGS Participants”) had their account balances under the CSC MAP transferred to this Plan. The assets and liabilities attributable to these CSGS Participants are transferred to this Plan in accordance with Code Section 414(l) and ERISA Section 208.

1.4                               Effective Date. The original effective date of the Plan is October 30, 2015.

1.5                               SRA Merger. SRA International, Inc. (“SRA”) sponsors the SRA International Inc. 401(k) Savings Plan (the “SRA Plan”). Effective as of November 30, 2015, the Company merged with SRA (the “SRA Merger”). Following the SRA Merger, the SRA Plan will continue to be maintained for the employees of the legal entities formerly owned or operated by SRA. It is intended that any new employees hired into a business unit formerly owned or operated by the Company will only be eligible to participate in the Plan, and any new employees hired into a business unit formerly owned or operated by SRA will only be eligible to participate in the SRA Plan. In no event shall a participant of the SRA Plan be eligible to participate in the Plan, and vice versa.

ARTICLE II
DEFINITIONS

2.1                               Account(s) or Participant’s Account(s). The following Plan accounts are maintained for Participants, as applicable:

(a)                                 “Compensation Deferral Account” shall mean the account established and maintained for a Participant to record amounts held in the Trust Fund which are attributable to (i) Compensation Deferral Contributions made by a Participating Employer on behalf of such Participant in accordance with subsection 5.1(a)(i) hereof, or (ii) such other amounts that were made on a pre-tax basis as compensation deferral contributions made by a prior employer to that employer’s plan prior to the merger of such assets from that employer’s plan into the Plan.

(b)                                 “Catch-up Contribution Account” shall mean the account established and maintained for a Participant to record amounts held in the Trust Fund which are attributable to Catch-up Contributions made by a Participating Employer on behalf of such Participant in accordance with subsection 4.1(c).

(c)                                  “Matching Contributions Account” shall mean the account established and maintained for a Participant to record amounts held in the Trust Fund which are attributable to Matching Contributions made by a Participating Employer on behalf of such Participant in accordance with subsection 5.1(a)(iii) hereof and any such allocations made pursuant to Section 7.4.

(d)                                 “Retirement Account” shall mean the account established and maintained for a Participant to record amounts held in the Trust Fund which are attributable solely to contributions made by participating employers under the CSC MAP for plan years ending prior to January 1, 1987.

(e)                                  “Rollover Account” shall mean the account established and maintained for a Participant to record amounts held in the Trust Fund which are attributable to Participant rollover contributions under Section 4.10 hereof.

(f)                                   “Merged Account” shall mean the account established and maintained for a Participant to record amounts held in the Trust Fund which are attributable to employer contributions that were made by a prior employer prior to the merger of such assets from such qualified retirement plans into the Plan except for amounts in the After-Tax Merged Accounts and amounts described in subsection 2.1(a) above.

(g)                                  “After-Tax Merged Accounts” shall mean the account described in Article 21.

(h)                                 “Discretionary Employer Contributions Account” shall mean the account established and maintained for a Participant to record amounts held in the Trust Fund which are attributable to Discretionary Employer Contributions made in accordance with subsection 5.1(c) hereof.

(i)                                     The term Account or Participant’s Account also shall include other accounts that are transferred to or merged into this Plan as a result of an outsourcing agreement or corporate transaction and as specified in the applicable sections of this Plan document.

2.2                               Affiliated Company. Affiliated Company shall mean, where applicable, either an Affiliated Company of the Company or a Participating Employer in subsection 2.47(c) that meets the following requirements:

(a)                                 Any corporation that is included in a controlled group of corporations, within the meaning of Code Section 414(b), that includes the Company;

(b)                                 Any trade or business (whether or not incorporated) that is under common control with the Company within the meaning of Code Section 414(c);

(c)                                  Any member of an affiliated service group, within the meaning of Code Section 414(m), that includes the Company; or

(d)                                 Any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

2.3                               Beneficiary. The person or persons last designated by a Participant as set forth in Section 9.8 or, if there is no designated Beneficiary or surviving Beneficiary, the person or persons designated in Section 9.8 to receive the Distributable Benefit of a deceased Participant.

2.4                               Board of Directors. The Board of Directors of the Company or the Compensation Committee of the Board of Directors (if duly authorized to act for and in place of the Board of Directors with respect to the Plan).

2.5                               Break in Service. With respect to any Employee, a twelve consecutive month Period of Severance; provided, however, that for the sole purpose of determining whether a Break in Service has occurred, the Severance Date of an Employee who is absent from Service on account of a Maternity or Paternity Absence beyond the first anniversary of the first date of absence shall be the second anniversary of the first date of such absence.  The period between the first and second anniversaries of the commencement of such Maternity or Paternity Absence shall be neither a period of Service nor a Period of Severance.

2.6                               Casual Employee. Individuals who work for the Participating Employer only on an as-needed, call-in basis.

2.7                               Catch-up Contributions. Contributions described in subsection 5.1(a)(ii).

2.8                               Code. The Internal Revenue Code of 1986 as amended from time to time.

2.9                               Committee. The committee described in Article 11 hereof.  All references to the Committee shall also include any delegate(s) of the Committee.

2.10                        Company. CSRA Inc., a Nevada corporation.

2.11                        Compensation. Base compensation plus any compensation (including commission-based compensation) under a formal sales incentive plan other than a pre-sales incentive plan paid by a Participating Employer for a Plan Year by reason of services performed by a Participant, including special pay provided to reservists in the United States military, but shall not include overtime, bonuses or any other types of pay.  Determination of “Compensation” shall be subject to the following special rules:

(a)                                 Amounts deducted pursuant to authorization by a Participant or pursuant to requirements of law (including amounts of Compensation deferred in accordance with the provisions of subsection 5.1(a)(i) and which qualify for treatment under Code Section 401(k) and amounts of Compensation deducted under a plan which satisfies the requirements of Code Section 125 or 132(f)(4)) shall be included in “Compensation,” except as specifically provided to the contrary elsewhere in this Plan.

(b)                                 All other fringe benefits and contributions by a Participating Employer under any employee benefit plan shall not be included in Compensation; however, sick pay, vacation pay, pay in lieu of notice, pay under a paid time off allowance and jury pay shall be included in Compensation.

(c)                                  Amounts paid or payable by reason of services performed during any period in which an Eligible Employee is not a Participant under this Plan shall not be included in Compensation.

(d)                                 Amounts not included in a Participant’s gross income for the current taxable year pursuant to deferred compensation plans (other than amounts described in (a) above) shall not be included in Compensation.

(e)                                  Amounts included in any Participant’s gross income with respect to life insurance as provided by Code Section 79 shall not be included in Compensation.

(f)                                   Compensation in excess of the limits contained in Code Section 401(a)(17), as indexed, shall be disregarded.  The cost of living adjustment in effect for a calendar year applies to any periods, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

(g)                                  For a Participant who enters qualified military service as defined under Code Section 414(u), Compensation shall include the special pay paid to such Participant for such qualified military service.  For purposes of the preceding sentence, “special pay” shall mean the payments made to a Participant that reflect the difference between the Participant’s regular salary or wages from the Participating Employer and the payments such Participant is receiving from the United States government for the Participant’s qualified military service.

(h)                                 For Participants who participate in the Voluntary Extended Leave Program, Compensation shall be the base compensation paid by a Participating Employer to a Participant during the period that such Participant participates in the Voluntary Extended Leave Program.

2.12                        Compensation Deferral Contributions. Contributions described in subsection 5.1(a)(i).

2.13                        CSC.  Computer Sciences Corporation.

2.14                        CSC Stock Fund.  The investment fund described in Section 7.5 of the Plan consisting of CSC Stock.

2.15                        CSRA.  CSRA Inc., also referred to as the “Company.”

2.16                        CSRA Stock Fund. The investment fund described in Section 7.2 of the Plan consisting of Company Stock.

2.17                        Discretionary Employer Contributions. Participating Employer contributions described in subsection 5.1(c).

2.18                        Distributable Benefit. The Vested Interest of a Participant in this Plan which is determined and distributable to the Participant, in accordance with the provisions of Articles 8 and 9, upon the Participant’s Severance.

2.19                        Early Retirement Date. The first day of the month that coincides with or next follows the date the Participant incurs a Severance after attaining at least age fifty-five (55).

2.20                        Effective Date. October 30, 2015.

2.21                        Eligibility Date. Except as provided in Appendices A, B, and F, the first day of the payroll period coinciding with or next following the date an Eligible Employee satisfies the eligibility and participation requirements as provided in Article 3.

2.22                        Eligible Employee.

(a)                                 Any Employee of a Participating Employer, except as noted in subsection 2.22(b) below.

(b)                                 The term “Eligible Employee” does not include

(i)                                     Any Employee who is covered by a collective bargaining agreement to which a Participating Employer is a party if there is evidence that retirement benefits were the subject of good faith bargaining between the Participating Employer and the collective bargaining representative, unless the collective bargaining agreement provides for coverage under this Plan as provided in Appendix D to the Plan, which is incorporated by reference herein.

(ii)                                  Any Employee who is a “Leased Employee” as defined in Section 2.37.

(iii)                               Any Employee who is classified as an independent contractor by a Participating Employer without regard to whether the remuneration to such person is mistakenly reported on a Form W-2 or reported on Form 1099.

(iv)                              Any Employee who is a nonresident alien and who receives no earned income (within the meaning of Code Section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

(v)                                 Any Employee if he is an active participant in any qualified defined contribution plan under which contributions are made on his behalf under a Code Section 401(k) cash or deferred arrangement that is sponsored by a Participating Employer.

(vi)                              Any Employee who is working in the United States pursuant to the terms of a work visa and who receives all of his base compensation from a non-United States payroll.  For the avoidance of doubt, Employees working in the United States on visas while also receiving all of their base compensation from a non-United States payroll are not eligible to participate in any of the Company’s United States pension or health plans, or to receive any benefits from those plans.  Even if an individual is treated as an employee of the Company for tax purposes and issued a Form W-2, or treated as an employee of the Company for purposes of the Family and Medical Leave Act, such individual will not receive United States benefits for periods where the individual is also receiving all base compensation from a non-United States payroll.

(vii)                           Any Employee if he is a participant, former participant, or becomes eligible to participate in the SRA International Inc. 401(k) Savings Plan.

2.23                        Employee.

(a)                                 Each person currently employed in any capacity by a Participating Employer, any portion of whose Compensation paid by the Participating Employer is subject to withholding of income tax and/or for whom Social Security contributions are made by the Participating Employer, or would be subject to such withholding or contributions if such Compensation were paid to a resident of the United States.

(b)                                 “Employee” shall also include a person deemed to be employed by a Participating Employer, pursuant to Code Section 414(n).

(c)                                  Although Eligible Employees are the only class of Employees eligible to participate in this Plan, the term “Employee” is used to refer to persons employed in a non-Eligible Employee capacity as well as an Eligible Employee category.  Thus, those provisions of this Plan that are not limited to Eligible Employees, such as those relating to certain Service rules, apply to both Eligible and non-Eligible Employees.

2.24                        Employment Commencement Date.

(a)                                 The date on which an Employee first performs an Hour of Service in any capacity for a Participating Employer or Affiliated Company with respect to which the Employee is compensated or is entitled to compensation by a Participating Employer or the Affiliated Company.

(b)                                 In the case of an Employee who incurs a Severance and who is reemployed by a Participating Employer or an Affiliated Company, the term “Employment Commencement Date” shall mean “Employment Commencement Date” as defined in (a) above unless the Participant incurs a Break in Service, then it shall mean the first day following the Severance on which the Employee performs an Hour of Service for a Participating Employer or an Affiliated Company with respect to which he is compensated or entitled to compensation by a Participating Employer or Affiliated Company.

2.25                        ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

2.26                        Excess Aggregate Contribution. With respect to any Plan Year, the excess of (a) the aggregate Actual Contribution Percentage amounts taken into account in computing the numerator of the Actual Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year over (b) the maximum Actual Contribution Percentage amounts permitted by the Actual Contribution Percentage test described in Section 5.2, determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Actual Contribution Percentages, beginning with the highest of such percentages.

2.27                        Excess Contribution. With respect to any Plan Year, the excess of (a) the aggregate amount of Compensation Deferral Contributions made on behalf of a Highly Compensated Employee for a Plan Year and taken into account in computing the Actual Deferral Percentage of Highly Compensated Employees for such Plan Year over (b) the maximum amount of such contributions permitted under Section 4.5, determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the Actual Deferral Percentages, beginning with the highest of such percentages.

2.28                        Excess Deferral. The excess of Compensation Deferral Contributions or Catch-up Contributions actually made on behalf of a Participant for a calendar year over the dollar limitation provided for in Code Sections 402(g) and 414(v)(2)(B)(i) applicable to such year.

2.29                        Forfeiture Account. The account established and maintained for purposes of holding any portion of a Participant’s Matching Contributions Account that is forfeited by the Participant in accordance with Section 9.5.

2.30                        Full-Time Employee. Individuals whose employment is for an indefinite period and who are regularly scheduled to work for at least 30 hours per week.

2.31                        415 Compensation. Total wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source) and for which a Participating Employer is required to furnish the Employee a written statement under Code Sections 6041(d) and

6051(a)(3), but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).  The definition of 415 Compensation shall comply with Treasury Regulations Sections 1.415(c)-2(b) and (c) and shall be subject to the following:

(a)                                 415 Compensation for a Plan Year shall also include the following amounts if paid by the later of 2½ months after the Participant’s severance from employment with a Participating Employer or Affiliated Company or the end of the Limitation Year that includes the date of the Participant’s severance from employment:

(i)                                     Payments of regular compensation for services during the Participant’s regular working hours or compensation for services outside the Participant’s regular working hours (such as overtime or shift deferential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments that would have been made to the Participant while the Participant continued in employment with a Participating Employer or Affiliated Company.

(ii)                                  Payments for unused accrued bona fide sick, vacation or other leave that the Participant would have been able to use if employment had continued, but only if such amounts would have otherwise been included in the definition of compensation if they were paid prior to the Participant’s severance from employment with a Participating Employer or Affiliated Company.

(iii)                               Payments received by the Participant pursuant to a nonqualified deferred compensation plan that would have been paid at the same time if employment had continued, but only if such amounts would have otherwise been included in the definition of compensation if they were paid prior to the Participant’s severance from employment with a Participating Employer or Affiliated Company.

(b)                                 Any payment not described in subsection 2.31(a) above will not be included in 415 Compensation if paid after the Participant’s severance from employment, even if paid by the later of 2½ months after the date of severance from employment or the end of the Plan Year that includes the date of the severance from employment; provided, however, that 415 Compensation shall include amounts paid by the Participating Employer or Affiliated Company to an individual who does not currently perform services for the Participating Employer or Affiliated Company by reason of qualified military service (within the meaning of Code Section 414(u)(5)) to the extent such amounts do not exceed the amounts the individual would have received if the individual had continued to perform services for a Participating Employer or Affiliated Company rather than entering qualified military service.

(c)                                  415 Compensation shall not include amounts in excess of the applicable dollar limit under Code Section 401(a)(17), as adjusted by the Internal Revenue Service for increases in the cost of living determined in accordance with Code Section 401(a)(17)(B) and the regulations and other guidance issued thereunder.

(d)                                 415 Compensation includes any differential wage payment (as defined in Code Section 3401(h)(2)) made by a Participating Employer.

2.32                        Highly Compensated Employee. Any Employee who:

(a)                                 was a Five-Percent Owner at any time during the current Plan Year or the preceding Plan Year; or

(b)                                 for the preceding year:

(i)                                     had Includable Compensation from the Participating Employer in excess of $120,000 (as adjusted under Code Section 414(q)) and

(ii)                                  if the Company elects, was in the Top Paid Group (within the meaning of Code Section 414(q)).

The determination of who is a Highly Compensated Employee shall be made on a Participating Employer by Participating Employer basis including all Affiliated Companies of each Participating Employer.

2.33                        Highly Compensated Participant. Any Highly Compensated Employee who is a Participant in the Plan.

2.34                        Hour of Service. In the case of a Part-Time, Casual or Temporary Employee:

(a)                                 Hour of Service shall mean the following:

(i)                                     Each hour for which the Employee is paid by a Participating Employer or entitled to payment for the performance of services as an Employee.  For purposes of this Section 2.34, overtime work shall be credited as straight time.

(ii)                                  Each hour in or attributable to a period of time during which the Employee performs no duties (irrespective of whether he has terminated his employment) due to a vacation, holiday, illness, incapacity (including pregnancy or disability), layoff, jury duty or military duty for which he is paid or entitled to payment, whether direct or indirect.  However, no such hours shall be credited to an Employee if such Employee is directly or indirectly paid or entitled to payment for such hours and if such payment or entitlement is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws or is a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

(iii)                               Each hour in or attributable to a period of time during which the Employee performs no duties due to service in the armed forces of the United

States (other than by voluntary enlistment or commission), provided that such Employee’s duties for a Participating Employer are resumed within the minimum time limits permitted under federal law after release from the armed forces.  With respect to any such paid or unpaid absence as set forth in this paragraph (iii), an Employee shall be deemed to complete Hours of Service at his customary work schedule prior to the commencement of such absence.

(iv)                              Each hour for which the Employee is entitled to back pay, irrespective of mitigation of damages, whether awarded or agreed to by a Participating Employer provided that such Employee has not previously been credited with an Hour of Service with respect to such hour under paragraphs (i) or (ii) above.

(b)                                 Hours of Service under paragraphs (ii) and (iv) above shall be calculated in accordance with Department of Labor Regulations Section 2530.200b-2 (b).  Hours of Service shall be credited to the appropriate computation period according to Department of Labor Regulations Section 2530.200b-2(c).  However, an Employee will not be considered as being entitled to payment until the date when a Participating Employer would normally make payment to the Employee for such Hour of Service.

(c)                                  Unless expressly provided to the contrary by the Company, an Employee shall not be credited with Hours of Service for periods of employment with an Affiliated Company or a Participating Employer as defined under subsection 2.47(c) prior to the date on which an entity becomes an Affiliated Company, or part of an Affiliated Company.  Also, in the discretion of the Company, an Employee may receive Hours of Service credit for a period of employment for another entity where a Participating Employer is a successor contractor under a contract held by such other entity.

2.35                        Includable Compensation. 415 Compensation plus the amounts that would otherwise be excluded from a Participant’s gross income by reason of the application of Code Sections 125, 132(f)(4), 402(e)(3) and 402(h)(1)(B).

2.36                        Investment Fund. The CSRA Stock Fund, and any of the separate Investment Funds established by the Committee which may be made available by the Committee from time to time for selection by Participants for purposes of the investment of amounts contributed to this Plan, as provided in Section 7.2.

2.37                        Leased Employee. Any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, under the primary direction and control of the recipient.  Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.  A Leased Employee shall not be considered an Employee of the recipient if Leased Employees do not constitute more than 20% of the recipients Non-Highly Compensated Employees.

2.38                        Leave of Absence. Any absence without pay authorized by a Participating Employer under its standard personnel practices.

2.39                        Matching Contributions. Participating Employer contributions described in subsection 5.1(a)(iii).

2.40                        Maternity or Paternity Absence. An absence from work for any period for any of the following reasons:

(a)                                 The pregnancy of the Employee;

(b)                                 The birth of a child of the Employee;

(c)                                  The placement of a child with the Employee in connection with the adoption of the child by the Employee; or

(d)                                 For purposes of caring for the child for a period beginning immediately following the birth or placement referred to in paragraphs (b) or (c) above.

Notwithstanding the foregoing, a period of absence shall be treated as a Maternity or Paternity Absence only if the Employee claims that such absence qualifies as a Maternity or Paternity Absence and furnishes such proof and information regarding such absence as the Committee reasonably requires.

A Maternity or Paternity Absence shall be recognized solely for purposes of determining whether or not an Employee has incurred a Break in Service.  Accordingly, such a Maternity or Paternity Absence shall not result in an accrual of Service for purposes of the benefit accrual provisions of this Plan.

2.41                        Non-Elective Contribution. A Participating Employer’s contributions to the Plan; excluding, however, contributions made pursuant to the Participant’s Compensation deferral agreement provided for in Section 4.1 and any Qualified Non-Elective Contribution.

2.42                        Non-Highly Compensated Employee. Any Employee who is not a Highly Compensated Employee.

2.43                        Normal Retirement. A Participant’s termination of employment on or after attaining the Plan’s Normal Retirement Date (other than by reason of death or Total and Permanent Disability).

2.44                        Normal Retirement Age. Sixty-five (65).

2.45                        Normal Retirement Date. The first day of the month which coincides with or next follows the date the Participant attains Normal Retirement Age.

2.46                        Participant. An Eligible Employee who is entitled to participate in the Plan.  If a Participant is transferred from one Participating Employer to another Participating Employer, he shall automatically become a Participant under the Plan with such other Participating Employer if he continues to be an Eligible Employee; further, he shall continue to be a Participant with respect to his benefits accrued at the date of transfer during the period that he is a Participant under the Plan with such Participating Employer.  If a Participant becomes represented by a collective bargaining agreement or becomes included in a collective bargaining unit, and thereby becomes ineligible to continue to make Compensation Deferral Contributions because he is no longer an Eligible Employee, then from the date of his change of status, he shall be considered a Participant solely with respect to his benefits accrued to the date of such change of status.

2.47                        Participating Employer.

(a)                                 CSRA Inc.;

(b)                                 Any Affiliated Company which the Company has designated as a Participating Employer with respect to this Plan and related Trust, as listed on Appendix C hereto;

(c)                                  Any other company which the Company has designated as a Participating Employer with respect to this Plan and related Trust, as listed on Appendix C hereto.

2.48                        Part-Time Employee. Individuals whose employment is for an indefinite period and who are regularly scheduled to work fewer than 30 hours per week.

2.49                        Period of Severance. The period of time commencing on an Employee’s Severance Date and ending on the Employee’s Employment Commencement Date, if any, following thereafter.

2.50                        Plan. The CSRA 401(k) Plan as set forth herein, and as may be amended from time to time.

2.51                        Plan Administrator. The administrator of the Plan, within the meaning of ERISA Section 3(16)(A).  The Plan Administrator shall be the Committee.  All references to the Plan Administrator shall also include any delegate(s) of the Plan Administrator.

2.52                        Plan Year. The twelve month period beginning each January 1 and ending on the following December 31.

2.53                        Postponed Retirement Date. The first day of the month following the month in which a Participant terminates employment after his Normal Retirement Date.

2.54                        Prior Plan. The Computer Sciences Corporation Employee Stock Purchase Plan, as in effect prior to January 1, 1987.

2.55                        Qualifying Employer Securities. Common stock issued by the Company or Affiliated Company (a) which is readily tradable on an established securities market or (b) that has a combination of voting power and dividend rights equal to or in excess of (i) that class of common stock of the Company or Affiliated Company having the greatest voting power and (ii) that class of common stock of the Company or Affiliated Company having the greatest dividend rights.

2.56                        Separation. The separation and spin-off of the Company from CSC on or after October 30, 2015.

2.57                        Service. Except as provided in Appendices A and B, with respect to any regular, Full-Time Employee, the Service of such Employee, determined in accordance with the following rules:

(a)                                 An Employee shall receive Service credit for the elapsed period of time between each Employment Commencement Date of such Employee and the Severance Date which immediately follows said Employment Commencement Date.  By way of illustration of the foregoing general rule, and not in limitation thereof, an Employee shall receive Service credit for any period of authorized Leave of Absence or participation in the Voluntary Extended Leave Program (until such Employee incurs a Severance (if any) while participating in the Voluntary Extended Leave Program or during such authorized Leave of Absence), including any leave for service in the United States armed forces as may be required pursuant to applicable federal law, including any provision of such law requiring that such Employee on military leave apply for reemployment and/or be rehired by a Participating Employer following his military duty.  An Employee who is absent from work on an authorized Leave of Absence or participating in the Voluntary Extended Leave Program shall be deemed to have incurred a Severance (if any) as of the date specified in Section 2.57 hereinabove.

(b)                                 An Employee shall also receive Service credit for periods between a Severance and a subsequent Employment Commencement Date in accordance with the following rules:

(i)                                     If an Employee incurs a Severance by reason of a quit, discharge or retirement (other than a Severance occurring during an approved Leave of Absence, as provided in subsection 2.57(b)(ii)), and such Employee is thereafter reemployed by a Participating Employer or an Affiliated Company prior to his incurring a Break in Service, he shall receive Service credit for the period commencing with his Severance Date and ending with his Employment Commencement Date following thereafter.

(ii)                                  If an Employee is on an approved Leave of Absence and then incurs a Severance by reason of a quit, discharge or retirement during such Leave of Absence, and such Employee is thereafter reemployed by a Participating Employer or an Affiliated Company within twelve (12) months of the date on which he discontinued active employment and commenced such Leave of Absence, he shall receive Service credit for the period commencing with the date on which he was first absent from employment and ending with his Employment Commencement Date following thereafter.

(iii)                               Other than as expressly set forth above in this Section 2.57, an Employee shall receive no Service credit with respect to periods between a Severance Date and a subsequent Employment Commencement Date.

(iv)                              Periods of Maternity or Paternity Absence shall be included in a period of Service for purposes of computing Vested Interests under Section 8.2.

(c)                                  In the case of any Employee who incurs a Break in Service and who, immediately preceding such Break in Service, did not have any Vested Interest under this Plan, if his Period of Severance giving rise to such Break in Service equals or exceeds his Parity Period, as defined below, then such period of Service prior to said Break in Service shall not be taken into account under this Plan.  Such Service credit accrued before such Break in Service shall be deemed not to include any period of Service not required to be taken into account under this Section 2.57 by reason of any prior Break in Service.  For purposes of this subsection 2.57(c), the term Parity Period shall mean:

(i)                                     For Plan Years commencing before January 1, 1985, the Participant’s Service credit accrued prior to the Period of Severance giving rise to said Break in Service;

(ii)                                  For Plan Years commencing after December 31, 1984, the greater of (A) five (5) Years of Service, or (B) the Period described in subsection 2.57(c)(i) above.

Service credit accrued before a Break in Service shall be deemed not to include any period or Periods of Service not required to be taken into account under this subsection 2.57(c) or under the terms of the Plan as in effect prior to January 1, 1985 by reason of any prior Break in Service.

(d)                                 An Employee shall be credited with Service with respect to a period of employment with a Participating Employer or an Affiliated Company, but only to the extent that such period of employment would be so credited under the foregoing rules set forth in this Section 2.57. Notwithstanding the foregoing, unless provided by the Company, or unless otherwise expressly stated in this Plan, such an Employee shall not receive such Service credit for any period of employment with an Affiliated Company prior to such entity becoming or becoming a part of, an Affiliated Company.  Notwithstanding the foregoing, for purposes of determining the Vested Interest of a former Employee of the Company who becomes an employee of AUTEC Range Services, such Employee shall be credited with Service with respect to the Employee’s period of employment with AUTEC Range Services. Effective July 31, 2014 for purposes of determining an Employee’s Vested Interest, an Employee shall be credited with Service with respect to a period of employment with Tenacity Solutions, Inc., but only to the extent that such period of employment would be so credited under the foregoing rules set forth in this Section 2.57.

2.58                        Severance. The termination of an Employee’s employment, in any capacity, with a Participating Employer and Affiliated Companies, by reason of such Employee’s death, resignation, dismissal or otherwise.  For the purposes of this Plan, an Employee shall be deemed to have incurred a Severance on the date on which he dies, resigns, is discharged, or his employment with a Participating Employer and its Affiliated Companies otherwise terminates (including a failure to return to work on or before the date on which he is scheduled to return to work after the termination of a Leave of Absence or including a failure to return to work on or before the date on which he is scheduled to return to work after the termination of participation in the Voluntary Extended Leave Program, which failure shall be deemed to constitute a termination of employment as of such date of scheduled return).  A Participant who transfers from one Participating Employer or Affiliated Company to a different Participating Employer or Affiliated Company shall not be considered to have experienced a Severance.  A Severance shall occur for a Participant whose termination constitutes a “severance from employment” within the meaning of Code Section 401(k)(2)(B)(i)(I).

2.59                        Severance Date. In the case of any Employee who incurs a Severance, the day on which such Employee is deemed to have incurred said Severance, determined in accordance with the provisions of Section 2.58.

2.60                        Special Dividend. Upon the Separation, each holder of CSC Stock will receive a dividend of one share of CSRA Stock for every one share of CSC Stock s/he owns on the record date. At the same time, shareholders will receive a special $10.50 cash dividend for each share of CSC Stock owned on the record date. Notwithstanding the foregoing, the special $10.50 cash dividend also may be paid (i) on CSRA Stock, immediately following the CSRA Stock dividend to CSC Stock shareholders, or (ii) paid on a combination of CSC Stock and CSRA Stock, immediately following the CSRA Stock dividend to CSC Stock shareholders.  For example, the special $10.50 cash dividend may be paid with $5.50 on CSC Stock and $5.00 on CSRA stock, or any other combination that equals $10.50, as CSC in its sole discretion determines.

2.61                        Spouse (Surviving Spouse). The person to whom a Participant is legally married at the first to occur of (i) the time benefits commence or (ii) the date of his death.  A former spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as a Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

2.62                        Stock. Common stock of CSRA Inc. and shares of stock of CSRA Inc. or of another corporation for which such common stock shall be exchanged, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, consolidation or other change in the corporate stock structure, which stock shall constitute Qualifying Employer Securities.  In certain contexts throughout the Plan, “Stock” may also mean common stock of CSC or of another corporation for which such common stock shall be exchanged, whether through reorganization, recapitalization, stock split-up, combination of shares, merger, consolidation or other change in the corporate stock structure, which stock shall constitute Qualifying Employer Securities.

2.63                        Temporary Employee. Temporary Employees can be either temporary Full-Time Employees or temporary Part-Time Employees. Temporary Full-Time Employees are scheduled to work at least 30 hours per week for a period not to exceed six months. Temporary Part-Time Employees are scheduled to work less than 30 hours per week, but at least 20 hours per week, for a period not to exceed six months.

2.64                        Top Paid Group. The top 20 percent of Employees who performed services for a Participating Employer or an Affiliated Company during the applicable year, ranked according to the amount of Includable Compensation received from a Participating Employer or an Affiliated Company during such year.  The determination of the Top Paid Group shall be made on a Participating Employer by Participating Employer basis including all Affiliated Companies of each Participating Employer.  Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by a Participating Employer or an Affiliated Company.  Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2) from the Company or an Affiliated Company constituting United States source income within the meaning of Code Section 861(a)(3)) shall not be treated as Employees.  Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

(a)                                 Employees with less than six (6) months of service;

(b)                                 Employees who normally work less than 17 ½ hours per week;

(c)                                  Employees who normally work less than six (6) months during a year; and

(d)                                 Employees who have not yet attained age 21.

In addition, if 90 percent or more of the Employees of a Participating Employer or an Affiliated Company are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and a Participating Employer or an Affiliated Company and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

The determination of a Top-Paid Group shall be made on a Participating Employer-by-Participating Employer basis provided such Participating Employer is not in the Company’s controlled group as defined under the Code using only the Includable Compensation that such Employee received from the Participating Employer.

2.65                        Total and Permanent Disability. An individual shall be considered to be suffering from a Total and Permanent Disability if the Committee determines that the individual is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.  An individual’s disabled status shall be determined in the sole discretion of the Committee, based on such evidence as the Committee determines to be sufficient.

2.66                        Trust and Trust Fund. The assets of the trust established under the Trust Agreement pursuant to Article 6.

2.67                        Trust Agreement. The one or more agreements entered into between the Company and a Trustee in accordance with the provisions of Article 6 for the purpose of holding contributions and earnings under this Plan.

2.68                        Trustee. Any successor or other corporation or person or persons acting as a trustee of the Trust Fund.

2.69                        Valuation Date. Any date that the New York Stock Exchange is open for trading.

2.70                        Vested Interest. That portion of the interest of a Participant in his Accounts which is at all times fully vested and non-forfeitable.

2.71                        Voluntary Extended Leave Program. A one-time program effective August 8, 2002 under which an Employee may elect to voluntarily accept reduced compensation in exchange for a reduced number of hours worked for a minimum period of six (6) months and a maximum period of nine (9) months; provided, however, such Employee obtains the permission of his manager or supervisor; is subject to recall with a minimum of five (5) working-days’ notice; signs a non-compete agreement before working outside of the Company; and any such work outside of the Company during this period is not for a competitor of the Company, as determined by the Committee.

2.72                        Year of Service. Except as provided in Appendices A and B, “Year of Service” for a regular full-time Employee, shall mean for all purposes of this Plan, three hundred sixty-five (365) days of Service. For purposes of determining the Vested Interest of a part-time, casual or temporary Employee, a Year of Service shall be calculated in the same manner as it is for a regular full-time Employee.

ARTICLE III
ELIGIBILITY AND PARTICIPATION

3.1                               Eligibility to Participate. Except as provided in Section 3.2,

(a)                                 A regular full-time Eligible Employee will be eligible to participate in the Plan as of the date he attains age 21.

(b)                                 A part-time, casual or temporary Eligible Employee will be eligible to participate in the Plan as of the date he attains age 21.

(c)                                  An Eligible Employee who had accounts under the CSC MAP transferred to this Plan in connection with the Separation will become a Participant.

3.2                               Subsequent Eligibility. An Eligible Employee who ceases to be an Eligible Employee and then later requalifies as an Eligible Employee shall be immediately eligible to participate in the Plan upon requalifying as an Eligible Employee.

ARTICLE IV
COMPENSATION DEFERRALS

4.1                               Compensation Deferral Agreement.

(a)                                 Each Eligible Employee who desires to have Compensation Deferral Contributions made on his behalf shall enter into a Compensation deferral agreement with his Participating Employer to have a percentage (from 1% (one percent) to 50% (fifty percent) (but not to exceed 14% (fourteen percent) for Highly Compensated Employees of the Company and each Affiliated Company; and but not to exceed 10% (ten percent) for Highly Compensated Employees of Eagle Alliance) in whole number increments) of his Compensation deferred for each payroll period for which such Compensation deferral agreement is in effect.  Such percentage shall be a whole percentage of Compensation up to the maximum permissible dollar amount under the Plan.  A Participating Employer shall make Compensation Deferral Contributions on behalf of the Participant in accordance with subsection 5.1(a)(i).

(b)                                 The Compensation deferral agreement shall remain in effect throughout that Plan Year and all subsequent Plan Years until such agreement is modified, revoked or terminated, pursuant to Section 4.3, or the Participant ceases to be an Eligible Employee.  A Compensation deferral agreement shall be made in such form and manner as the Committee shall prescribe or approve.

(c)                                  All Participants who are eligible to make Compensation Deferral Contributions under this Plan and who have attained age 50 before the close of the calendar year shall be eligible to enter into an agreement with a Participating Employer to make Catch-up Contributions in a whole dollar amount in accordance with, and subject to the limitations of, Code Section 414(v); provided, however, no Catch-up Contributions may be made in the first payroll period of the Plan Year in which a Participant attains age 50. Such Catch-up Contributions shall not be taken into account for purposes of the Plan implementing the required limitations of Code Sections 402(g) and 415.  The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-up Contributions. Matching Contributions shall not be made with respect to amounts contributed as Catch-up Contributions regardless of whether such amounts are later recharacterized as Compensation Deferral Contributions.  A Participant’s Catch-up Contribution election shall remain in effect throughout the Plan Year and all subsequent Plan Years until such election is modified, revoked or terminated, pursuant to Section 4.3, or the Participant ceases to be an Eligible Employee.  Catch-up Contribution elections shall be made in such form and manner as the Committee shall prescribe or approve.

4.2                               Automatic Enrollment.

(a)                                 Definitions. The following definitions shall apply with respect to the automatic contribution arrangement:

(i)                                     Automatic Enrollment Date. With respect to an Eligible Employee who is automatically enrolled in the automatic contribution arrangement of the Plan, the date specified as the Eligible Employee’s Automatic Enrollment Date in subsection 4.2(b).

(ii)                                  Automatic Enrollment Participant. An Eligible Employee who becomes a Participant by being automatically enrolled in the automatic contribution arrangement of the Plan and has Compensation Deferral Contributions made to the Plan on his behalf in the Automatic Percentage.

(iii)                               Automatic Percentage. The percentage of Compensation contributed to the Plan as a Compensation Deferral Contribution on behalf of an Automatic Enrollment Participant.

(b)                                 Automatic Contribution Arrangement. An Eligible Employee who is not a member of a union, who is eligible to participate in the Plan pursuant to Article 3, and who has not entered into a Compensation deferral agreement pursuant to Section 4.1 shall be automatically enrolled in the Plan and shall have Compensation Deferral Contributions made on his behalf.  Notwithstanding the foregoing, such Eligible Employee shall not be automatically enrolled in the Plan if, within 60 days of becoming eligible to participate in the Plan pursuant to Article 3, the Eligible Employee affirmatively elects not to participate in the automatic contribution arrangement or the Eligible Employee enters into a Compensation deferral agreement to make Compensation Deferral Contributions in any amount pursuant to Section 4.1.  With respect to any Eligible Employee who becomes or again becomes eligible to participate in the Plan pursuant to Article 3, Compensation Deferral Contributions shall automatically be made beginning on the date of the Eligible Employee’s first paycheck following the 60th day after the date the Eligible Employee becomes or again becomes eligible to participate in the Plan pursuant to Article 3, which date shall be that Eligible Employee’s Automatic Enrollment Date.

(c)                                  Automatic Contribution Arrangement Contributions. A Compensation Deferral Contribution in the Automatic Percentage shall be made to each Automatic Enrollment Participant’s Account by the Participating Employer on behalf of each Automatic Enrollment Participant beginning on the Eligible Employee’s Automatic Enrollment Date unless and until the Automatic Enrollment Participant affirmatively elects to cease being an Automatic Enrollment Participant by (i) affirmatively electing not to participate in the automatic contribution arrangement, (ii) entering into a Compensation deferral agreement to make Compensation Deferral Contributions pursuant to Section 4.1, (iii) changing the percentage of Compensation Deferral Contributions pursuant to Section 4.3, or (iv) directing investment of his Account pursuant to Section 7.2.

(d)                                 Automatic Percentage. The Automatic Percentage for Automatic Enrollment Participants shall be as follows:

Automatic Percentage	Applicable Period
3%	Beginning on the Automatic Enrollment Date and ending one calendar year thereafter
4%	Beginning on the first anniversary of the Automatic Enrollment Date and ending one calendar year thereafter
5%	Beginning on the second anniversary of the Automatic Enrollment Date and ending one calendar year thereafter
6%	Beginning on the third anniversary of the Automatic Enrollment Date and ending one calendar year thereafter
7%	Beginning on the fourth anniversary of the Automatic Enrollment Date and ending one calendar year thereafter
8%	Beginning on the fifth anniversary of the Automatic Enrollment Date and ending one calendar year thereafter
9%	Beginning on the sixth anniversary of the Automatic Enrollment Date and ending one calendar year thereafter
10%	Beginning on the seventh anniversary of the Automatic Enrollment Date and continuing for each calendar year thereafter

(e)                                  Investments. Compensation Deferral Contributions made on behalf of an Automatic Enrollment Participant shall be invested in the qualified default investment alternative fund designated by the Committee and specified in Appendix G to the Plan unless and until the Participant otherwise directs pursuant to Section 7.2.

4.3                               Modification, Revocation or Termination of Compensation Deferral Agreement and Catch-up Contribution Elections.

(a)                                 A Participant may change the percentage of his Compensation Deferral Contributions or the amount of Catch-up Contributions during any payroll period by delivering to the Plan Administrator his written notice (or other means of communication, such as telephonic or electronic, as the Plan Administrator may designate) of such change.  Any such change shall become effective as soon as administratively feasible after receipt by the Plan Administrator to receive such changes.

(b)                                 A Participant may revoke his Compensation deferral agreement or Catch-up Contribution election during any payroll period by delivering to the Plan Administrator his written notice (or other means of communication, such as telephonic or electronic, as the Plan Administrator may designate) of such revocation.  Such revocation shall become effective as soon as administratively feasible after receipt by the Committee.  A revocation shall remain in effect throughout that Plan Year and all subsequent Plan Years until the Participant enters into a new Compensation deferral agreement or Catch-up Contribution election with his Participating Employer pursuant to Section 4.1.

(c)                                  A Participant’s Compensation deferral agreement or Catch-up Contribution election shall automatically terminate if he ceases to be an Eligible Employee.  If he again becomes an Eligible Employee and desires again to defer a portion of his Compensation, it shall be his responsibility to enter into a new Compensation deferral agreement or Catch-up Contribution election to resume Compensation deferrals or Catch-up Contributions.

(d)                                 The Committee may prescribe such rules as it deems necessary or appropriate regarding the modification, revocation or termination of a Participant’s Compensation deferral agreement or Catch-up Contribution election.

(e)                                  It shall be the responsibility of an Eligible Employee who elects Compensation Deferral Contributions or Catch-up Contributions to be made to this Plan to verify that the amounts of Compensation deferrals or Catch-up Contributions are in accordance with his Compensation deferral agreement or Catch-up Contribution election, and investment of such deferrals is in accordance with his investment designations.

4.4                               Amount Subject to Deferral.

(a)                                 No Participant shall be permitted to make Compensation Deferral Contributions or Catch-up Contributions in any calendar year in excess of the amount as may be determined from time to time by the Secretary of the Treasury pursuant to Code Section 402(g) or 414(v), respectively. If a Participant’s Compensation Deferral Contributions or Catch-up Contributions exceed the amount as determined in the previous sentence for any calendar year for any reason, such excess contributions allocable thereto shall be returned to the Participant, as provided in Section 4.7.

(b)                                 The Committee may prescribe such rules as it deems necessary or appropriate regarding deferrals under subsection 4.1(a) or 4.1(c), including rules regarding the timing of a deferral election. These rules shall apply to all Employees eligible to enter into a Compensation deferral agreement or Catch-up Contribution election described in Section 4.1.

4.5                               Limitation on Compensation Deferrals by Highly Compensated Employees. With respect to each Plan Year, Compensation Deferral Contributions (including amounts contributed pursuant to subsection 4.1(c) that are recharacterized as Compensation Deferral Contributions) by Highly Compensated Employees under the Plan for the Plan Year shall not exceed the limitations on contributions by or on behalf of Highly Compensated Employees under Code Section 401(k), as provided in this Section.  This determination shall be made on the basis of the Company and its Affiliated Companies as one testing group and each Participating Employer, as defined under subsection 2.47(c) and its Affiliated Companies, each as a separate testing group.  If Compensation Deferral Contributions under this Plan by or on behalf of Highly Compensated Employees for any Plan Year exceed the limitations of this Section 4.5 for any reason, such excess contributions and any income allocable thereto shall be returned to the Participant, as provided in Section 4.6. The Actual Deferral Percentage test will be calculated using the Current Year Testing method described in Treasury Regulations Section 1.401(k)-2(a)(2).

(a)                                 The Compensation Deferral Contributions by a Participant who is a Highly Compensated Employee for a Plan Year shall satisfy one of the following tests:

(i)                                     The Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees shall not be more than the Actual Deferral Percentage of all other Eligible Employees multiplied by 1.25; or

(ii)                                  The excess of the Actual Deferral Percentage for Eligible Employees who are Highly Compensated Employees over the Actual Deferral Percentage for all other Eligible Employees shall not be more than two percentage points, and the Actual Deferral Percentage for Highly Compensated Employees shall not be more than the Actual Deferral Percentage of all other Eligible Employees multiplied by 2.00.

(b)                                 For the purposes of this Article 4, “Actual Deferral Percentage” means, with respect to Eligible Employees who are Highly Compensated Employees and all other Eligible Employees for a Plan Year, the average of the ratios, calculated separately for each Employee in such group, of the amount of Compensation Deferral Contributions under the Plan on behalf of each Employee for such Plan Year to such Employee’s Includable Compensation for such Plan Year.

(c)                                  If as of the last day of a Plan Year this Plan satisfies the requirements of Code Section 401(a)(4) or 410(b) only if aggregated with one or more other plans which include arrangements under Code Section 401(k), then this Section 4.5 shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if all such plans were a single plan.

(d)                                 For the purposes of this Section 4.5, the Actual Deferral Percentage for any Highly Compensated Employee who is a Participant under two or more Code Section 401(k) arrangements of a Participating Employer or an Affiliated Company shall be determined by taking into account the Highly Compensated Employee’s Compensation (including any differential wage payment (as defined in Code Section 3401(h)(2)) made by a Participating Employer) under each such arrangement and contributions under each such arrangement which qualify for treatment under Code Section 401(k).

(e)                                  For purposes of this Section, the amount of Compensation Deferral Contributions by a Participant who is not a Highly Compensated Employee for a Plan Year shall be reduced by any Compensation Deferral Contributions in excess of the limits under Code Section 402(g) (as adjusted upward by the Secretary of Treasury) which have been distributed to the Participant under Section 4.7, in accordance with regulations prescribed by the Secretary of the Treasury under Code Section 401(k).

(f)                                   The determination and treatment of Compensation Deferral Contributions and the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.6                               Provisions for Distribution of Excess Contributions by Highly Compensated Employees. The Committee shall determine, as soon as is reasonably possible following the close of each Plan Year the extent, if any, to which the Compensation Deferral Contributions by Highly Compensated Employees do not satisfy one of the tests set forth in Section 4.5.  Notwithstanding any other provision of the Plan, if Excess Contributions exist, the Committee shall distribute such Excess Contributions, plus any income and minus any loss allocable thereto, no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Compensation Deferral Contributions taken into account in calculating the Actual Deferral Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Compensation Deferral Contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions. However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Employee as determined herein, such amount shall be reduced by any Excess Contributions previously distributed to such affected Highly Compensated Employee for his taxable year ending with or within such Plan Year.

(a)                                 With respect to the distribution of Excess Contributions such distribution:

(i)                                     shall be adjusted for income as provided in (c) below; and

(ii)                                  shall be designated by the Committee as a distribution of Excess Contributions (and income).

(b)                                 Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and income.

(c)                                  Income Allocable to Excess Contributions.  The income allocable to Excess Contributions shall be equal to the allocable gain or loss for the Plan Year.  In all events, the gain or loss allocable to Excess Contributions will be determined in accordance with Code Section 401(k) and the regulations issued thereunder

4.7                               Provisions for Distribution of Annual Compensation Deferral Contributions in Excess of the Applicable Limit.

(a)                                 If the Compensation Deferral Contributions or Catch-up Contributions by a Participant under this Plan and “elective deferrals” or catch-up contributions (as defined or described in Treasury Regulations Section 1.402(g)-1(b)) and Code Section 414(v), respectively, under all other plans, contracts, or arrangements of a Participating Employer shall exceed the “applicable limit” (as defined in Treasury Regulations Sections 1.402(g)-l(d) and 1.402(g)-2) for the Participant’s taxable year, then such excess Compensation Deferral Contributions or Catch-up Contributions and the income allocable to the excess Compensation Deferral Contributions and Catch-up Contributions shall be distributed to the Participant (after withholding applicable federal, state and local income taxes due on such amounts) on or before the first April 15 following the close of the calendar year in which such excess contribution is made.  The income allocable to excess Compensation Deferral Contributions or Catch-up Contributions shall equal the sum of the gain or loss for the taxable year of the Participant.  In all events, the income attributable to excess Compensation Deferral Contributions or Catch-up Contributions will be determined in accordance with Code Section 402(g) and the regulations issued thereunder.  The Committee shall not be liable to any Participant (or his Beneficiary, if applicable) for any losses caused by incorrectly estimating the amount of any Participant’s Compensation Deferral Contributions or Catch-up Contributions in excess of the limitations of this Article 4 and any income allocable to such excess.

(b)                                 On or before April 1, a Participant may submit a claim to the Committee in which he certifies in writing the specific amount of his Compensation Deferral Contributions or Catch-up Contributions for the preceding calendar year which, when added to amounts deferred for such calendar year under other plans or arrangements described in Code Section 401(k), 408(k) or 403(b), will cause the Participant to exceed the “applicable limit” for the calendar year in which the deferral occurred.  Notwithstanding the amount of the Participant’s Compensation Deferral Contributions under the Plan for such preceding calendar year, the Committee shall treat the amount specified by the Participant in his claim as a Compensation Deferral Contribution in excess of the “applicable limit” for such calendar year and return such excess, as adjusted for any income or loss allocable thereto, to the Participant as provided in (a) above.

(c)                                  Any excess Compensation Deferral Contributions shall be treated as Annual Additions under Article 15 for the Plan Year for which the excess Compensation Deferral Contributions were made unless such excess is distributed to a Participant in accordance with this Section.

4.8                               Character of Amounts Contributed as Compensation Deferrals. Amounts deferred pursuant to the Compensation deferral agreement and Catch-up Contribution election described above in Section 4.1 (and which qualify for treatment under Code Section 401(k) and are contributed to the Trust Fund pursuant to Article 6) shall be treated for federal and state income tax purposes, as Participating Employer Contributions.

4.9                               Participant Voluntary Contributions. A Participant shall not be permitted to make any voluntary after-tax contributions to the Plan.

4.10                        Participant Rollover Contributions. Effective as of a Participant’s Eligibility Date, or such later date as may be determined by the Committee, the account, if any, of such Participant then held in trust under another plan that satisfies the requirements of Code Section 401(a), an annuity contract described in Code Section 403(b), or in an individual retirement account which is attributable solely to a rollover contribution within the meaning of Code Section 408(d)(3)(A)(ii), may be transferred to this Plan and credited to the Participant’s Rollover Account in accordance with rules which the Committee shall prescribe from time to time; provided, however, the Committee determines that the continued qualification of this Plan would not be adversely affected by such transfer. Except as provided in Appendix E, no individual shall be eligible to rollover any amounts that are considered to be a loan under another plan.  In the case of a transfer to this Plan of a Participant’s account under a plan of an Affiliated Company, such transfer shall be made directly from the trustee of the plan of such Affiliated Company to the Trustee of this Plan.  Any amount transferred in accordance with this Section 4.10 shall not be subject to distribution to the Participant except as expressly provided under the terms of this Plan.  Any such rollover under this Section 4.10 shall be made to the Plan in cash, except for those loans as provided in Appendix E.

ARTICLE V
EMPLOYER CONTRIBUTIONS

5.1                               Amount of Participating Employer Contributions.

(a)                                 Subject to the requirements and restrictions of this Article 5 and Articles 6 and 15, a Participating Employer shall make contributions to the Plan as follows:

(i)                                     As soon as administratively practicable following each payroll period, the Participating Employer shall make a Compensation Deferral Contribution on behalf of a Participant equal to the amount of Compensation deferred by the Participant for each payroll period pursuant to the Compensation deferral agreement described in subsection 4.1(a) hereunder, provided such Compensation Deferral Contribution qualifies for tax treatment under Code Section 401(k).  Notwithstanding the foregoing, in no event shall such Compensation Deferral Contributions be contributed before (i) the Participant has entered into a Compensation deferral agreement with a Participating Employer or (ii) the Participant’s performance of services that relate to the Compensation that, but for the Participant’s Compensation deferral agreement, would have been paid to the Participant.

(ii)                                  As soon as administratively practicable following each payroll period, the Participating Employer shall make a Catch-up Contribution on behalf of a Participant equal to the amount of Compensation (determined without regard to subsection 2.11(f)) deferred by the Participant for each payroll period ending within such calendar month pursuant to the Catch-up Contribution deferral agreement described in Section 4.1(c) hereunder, provided such Catch-up Contribution qualifies for tax treatment under Code Section 414(v).  Notwithstanding the foregoing, in no event shall such Catch-up Contributions be contributed before (i) the Participant has entered into an agreement with a Participating Employer to make Catch-up Contributions or (ii) the Participant’s performance of services that relate to the Compensation that, but for the Participant’s Catch-up Contribution deferral agreement, would have been paid to the Participant.

(iii)                               Except as otherwise provided in the Plan, including Appendix A thereto:

(1)                                 As soon as administratively practicable following the end of the Plan Year, the Participating Employer shall make a Matching Contribution (which may include forfeitures applied pursuant to subsection 9.5(b)) on behalf of a Participant in an amount as follows:

(A)                               For Compensation paid to Grandfathered Employees (as defined in clause (D) below), an amount equal to fifty percent (50%) of the first three percent (3%) of the aggregate Compensation Deferral Contributions made on behalf of the

Participant during the preceding Plan Year, provided the Participant’s aggregate Compensation Deferral Contributions qualify for tax treatment under Code Section 401(k).

(B)                               For Compensation paid to employees who are not Grandfathered Employees, an amount equal to fifty percent (50%) of the first six percent (6%) of the aggregate Compensation Deferral Contributions made on behalf of the Participant during the preceding Plan Year, provided the Participant’s aggregate Compensation Deferral Contributions qualify for tax treatment under Code Section 401(k).

(C)                               A Participant shall be eligible for such Matching Contribution on the date the Participant commences participation in the Plan.  Notwithstanding the foregoing, in no event shall such Matching Contributions be contributed before (i) the Participant has entered into a Compensation deferral agreement with a Participating Employer or (ii) the Participant’s performance of services that relate to the Compensation that, but for the Participant’s Compensation deferral agreement, would have been paid to the Participant.  For the avoidance of doubt, Participants must be employed with a Participating Employer on December 31 of the Plan Year in order to receive a Matching Contribution under this subsection 5.1(a)(iii) with respect to such Plan Year.  Participants who die or retire on or after their Early Retirement Date or Normal Retirement Date will receive a Matching Contribution for the applicable Plan Year as soon as administratively practicable following the Participant’s date of death or retirement. Solely for purposes of calculating the Matching Contribution for the 2015 Plan Year, a Participant’s aggregate Compensation Deferral Contributions shall include any compensation deferral contributions made under the CSC MAP from January 1, 2015 to October 30, 2015.

(D)                               For purposes of this subsection 5.1(a)(iii), the term “Grandfathered Employees” shall mean the following Participants:

(i)                                     for periods prior to August 15, 2015, former employees of E.I. du Pont de Nemours and Company who are covered by Supplement 1 of the Computer Sciences Corporation Employee Pension Plan.

(ii)                                  for periods prior to January 5, 2013, former employees of Conoco Inc. who are covered by Supplement 2 of the Computer Sciences Corporation Employee Pension Plan, and

(iii)          for periods prior to January 5, 2013, any employees who transferred from a United States government payroll in the LogMod transaction and are covered by a non-Appendix K section of the Computer Sciences Corporation Employee Pension Plan.

(2)           Notwithstanding the foregoing, Matching Contributions provided under this Section 5.1(a)(iii) to Participants who are (i) collectively bargained employees, (ii) Service Contract Act (SCA) employees, or (iii) Swiss Re employees shall be made as soon as administratively practicable following each payroll period.

(3)           Notwithstanding the foregoing, Matching Contributions provided under this subsection 5.1(a)(iii) to Employees of the Company who are former employees of Eagle Alliance shall equal:

(A)          for periods prior to January 5, 2013, one hundred percent (100%) of the first eight percent (8%) of the Compensation Deferral Contribution if the former Eagle Alliance employee did not elect coverage under the Eagle Alliance Employee Pension Plan, provided that such former Eagle Alliance employee received the same matching contribution while an employee of Eagle Alliance; and

(B)          for periods prior to January 5, 2013, one hundred percent (100%) of the first five percent (5%) of the Compensation Deferral Contribution if the former Eagle Alliance employee elected coverage under the Eagle Alliance Employee Pension Plan, provided that such former Eagle Alliance employee received the same matching contribution while an employee of Eagle Alliance.

(b)           In no event shall contributions made under subsection 5.1(a)(iii) above for any Plan Year be made later than the time prescribed by law for the deduction of such contribution for purposes of a Participating Employer’s federal income tax, as determined by the applicable provisions of the Code.

(c)           Subject to the following, each Participating Employer may make annual Discretionary Employer Contributions, in cash, for that Participating Employer’s fiscal year, which shall be allocated to each eligible Participant’s Discretionary Employer Contributions Account in a uniform percentage as determined by the Participating Employer, provided that such percentage shall not exceed three percent (3%) of the Participant’s Compensation received during that fiscal year:

(i)            The Discretionary Employer Contributions made pursuant to this Section shall be made in a manner that is nondiscriminatory and that meets all of the applicable qualification requirements of the Code.

(ii)           In order to be eligible to receive Discretionary Employer Contributions, a Participant (A) must have been at least 50 years old on April 3, 2009, and must have been enrolled in and actively making employee contributions to the Computer Sciences Corporation Employee Pension Plan for the entire pay period that ended on April 3, 2009 (if the Participant was laid-off after April 3, 2009 and then re-employed, the Participant will not be eligible to receive Discretionary Employer Contributions unless the re-employment occurs on or before July 2, 2009), or (B) must have been on the payroll of CSC Applied Technologies LLC on April 3, 2009, or on the payroll of any entity within CSC Applied Technologies LLC’s “controlled group” (within the meaning of Code Section 414, and regulations thereunder) on April 3, 2009.  Notwithstanding the foregoing, the following Participants shall not be eligible to receive Discretionary Employer Contributions:

(1)           for periods prior to August 15, 2015, former employees of E.I. du Pont de Nemours and Company who are covered by Supplement 1 of the Computer Sciences Corporation Employee Pension Plan.

(2)           for periods prior to January 5, 2013, former employees of Conoco Inc. who are covered by Supplement 2 of the Computer Sciences Corporation Employee Pension Plan, and

(3)           for periods prior to January 5, 2013, any employees who transferred from the United States government payroll in the LogMod transaction (whether covered by Appendix K of the Computer Sciences Corporation Employee Pension Plan or by a non-Appendix K section of the Computer Sciences Corporation Employee Pension Plan).

(iii)          The Participating Employer may designate whether or not the Participant must be an active Employee on the last day of the applicable fiscal year or on any particular day during such fiscal year, and/or at the time the Discretionary Employer Contribution is made, in order to be eligible for a share in the Discretionary Employer Contribution.

(iv)          Discretionary Employer Contributions shall be invested in accordance with each Participant’s investment election for such amounts under Section 7.2.  If no such election is made, the Discretionary Employer Contribution shall be invested in the Investment Funds otherwise elected by the Participant for investment of the Participant’s Compensation Deferral Account.  In the event a Participant has not designated an Investment Fund for the investment of his Compensation Deferral Account, any Discretionary Employer Contributions allocated to the Participant pursuant to this subsection 5.1(c) shall be invested in the same qualified default investment alternative fund designated by the Committee and specified in Appendix G to the Plan for Compensation Deferral Contributions made on behalf of Automatic Enrollment Participants, unless and until the Participant otherwise directs pursuant to Section 7.2.

(v)           In no event shall a Participating Employer be obligated to make a Discretionary Employer Contribution in excess of the maximum amount deductible under Code Section 404(a)(3)(A).

(vi)          For purposes of applying the Code Section 401(a)(17) limit described in subsection 2.11(f), the Compensation taken into account shall be the Compensation received for the fiscal year for which the Discretionary Employer Contribution is made, except that the Compensation shall be determined, and Code Section 401(a)(17) shall be applied, on a fiscal year basis (rather than on a Plan Year basis), and as a result of which, the Code Section 401(a)(17) limit in effect for the Plan Year in which the fiscal year begins shall apply, as required by Treasury Regulations Section 1.401(a)(17)-1(b)(3)(ii).

5.2          Special Limitations on Matching Contributions. With respect to each Plan Year, Matching Contributions under the Plan made on behalf of Highly Compensated Employees for the Plan Year shall not exceed the “contribution percentage requirement” of Code Section 401(m)(2), as provided in this Section.  This determination shall be made on a Participating Employer-by-Participating Employer basis, including any Affiliated Company of each Participating Employer in such Participating Employer’s testing group.  In the event that Matching Contributions under this Plan made on behalf of Highly Compensated Employees for any Plan Year exceed the “contribution percentage requirement” of Code Section 401(m)(2) for any reason, such Excess Aggregate Contributions and any income allocable thereto shall be disposed of in accordance with Section 5.3, the provisions of Code Sections 401(m)(2) and 401(m)(9) and any applicable regulations. The Actual Contribution Percentage test will be calculated using the Current Year Testing method described in Treasury Regulation Section 1.401(m)-2(a)(2).

(a)           The Matching Contributions made on behalf of a Participant who is a Highly Compensated Employee for a Plan Year shall satisfy one of the following tests:

(i)            The Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees shall not be more than the Actual Contribution Percentage of all other Eligible Employees multiplied by 1.25; or

(ii)           The excess of the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees over the Actual Contribution Percentage for all other Eligible Employees shall not be more than two percentage points, and the Actual Contribution Percentage for Eligible Employees who are Highly Compensated Employees shall not be more than the Actual Contribution Percentage of all other Eligible Employees multiplied by 2.00.

(b)           For the purposes of this Article 5, “Actual Contribution Percentage” means, with respect to Eligible Employees who are Highly Compensated Employees and all other Eligible Employees for a Plan Year, the average of the ratios, calculated separately for each Employee in such group, of the amount of Matching Contributions under the Plan on behalf of each Employee for such Plan Year to such Employee’s Includable Compensation for such Plan Year.

(c)           If as of the last day of a Plan Year this Plan satisfies the requirements of Code Section 401(a)(4) or 410(b) only if aggregated with one or more other plans which include arrangements under Code Section 401(k), then this Section 5.2 shall be applied by determining the Actual Contribution Percentages of Eligible Employees as if all such plans were a single plan.

(d)           For the purposes of this Section, the Actual Contribution Percentage for any Highly Compensated Employee who is a Participant under two or more Code Section 401(k) arrangements of a Participating Employer or an Affiliated Company shall be determined by taking into account the Highly Compensated Employee’s Compensation (including any differential wage payment (as defined in Code Section 3401(h)(2)) made by a Participating Employer) under each such arrangement and contributions under each such arrangement which qualify for treatment under Code Section 401(k).

(e)           The determination and treatment of Matching Contributions and the Actual Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

5.3          Return of Excess Aggregate Contributions on Behalf of Highly Compensated Employees. The Committee shall determine, as soon as is reasonably possible following the close of the Plan Year, the extent (if any) to which Matching Contributions on behalf of Highly Compensated Employees of each Participating Employer (and its Affiliated Company(ies) (if applicable)) may cause the Plan to exceed the limitations of Section 5.2 for such Plan Year. Notwithstanding any other provision of the Plan, if, pursuant to the determination by the Committee, Matching Contributions on behalf of a Highly Compensated Employee may cause the Plan to exceed such limitations, then the Committee shall take the following steps:

(a)           First, any Excess Aggregate Contributions on behalf of Highly Compensated Employees, plus any income and minus any loss allocable thereto, shall be forfeited, to the extent forfeitable under the Plan.  Amounts of Excess Aggregate Contributions forfeited by Highly Compensated Employees under this Section shall be applied to the maximum extent practicable, to reduce a Participating Employer’s Matching Contribution for the Plan Year for which the Excess Aggregate Contribution was made and succeeding Plan Years, as necessary.

(b)           If any excess remains after the provisions of (a) above are applied, any Excess Aggregate Contributions which are non-forfeitable under the Plan, plus any income and minus any loss allocable thereto shall be distributed to the Highly Compensated Employee (after withholding applicable federal, state and local income taxes due on such amount) within two and one-half (2-1/2) months following the close of the Plan Year for which the Excess Aggregate Contribution was made, but in no event later than the end of the first Plan Year following the Plan Year for which the excess Matching Contribution was made, notwithstanding any other provision in this Plan.

(c)           Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Actual Contribution Percentage amounts taken into account in calculating the Actual Contribution Percentage test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Actual Contribution Percentage amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Contributions.

(d)           For purposes of this Section, the amount of any Excess Aggregate Contributions on behalf of a Highly Compensated Employee for a preceding Plan Year under Section 5.2, and any income or loss allocable to any Excess Aggregate Contributions, shall be determined by the Committee in accordance with subsection 4.7(a).  The Committee shall not be liable to any Highly Compensated Employee (or his Beneficiary, if applicable) for any losses caused by incorrectly estimating the amount of any Excess Aggregate Contributions on behalf of a Highly Compensated Employee and the earnings attributable to such excess. In all events, the income attributable to Excess Aggregate Contributions will be determined in accordance with Code Section 401(m) and the regulations issued thereunder.

(e)           Any Excess Aggregate Contribution forfeited by or distributed to a Highly Compensated Employee in accordance with this Section shall be treated as an Annual Addition under Article 15 for the Plan Year for which the Excess Aggregate Contribution was made.  In addition, any forfeited amount reallocated to the Account of another Participant shall be treated as an Annual Addition with respect to such Participant.

5.4          Irrevocability. A Participating Employer shall have no right or title to, nor interest in, the contributions made to the Trust Fund, and no part of the Trust Fund shall revert to a Participating Employer except that on and after the Effective Date funds may be returned to the appropriate Participating Employer as follows:

(a)           In the event a Participating Employer shall make an excessive contribution under a mistake of fact pursuant to ERISA Section 403(c)(2)(A), the Participating Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Participating Employer within the one (1) year period.  Earnings of the Plan attributable to the excess contributions may not be returned to the Participating Employer but any losses attributable thereto must reduce the amount so returned.

(b)           Any contribution by a Participating Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Participating Employer under the Code and, to the extent any such deduction is disallowed, the Participating Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance.  Earnings of the Plan attributable to the excess contribution may not be returned to the Participating Employer, but any losses attributable thereto must reduce the amount so returned.

ARTICLE VI
TRUSTEE AND TRUST FUND

6.1          In General. The Company has entered into a Trust Agreement with a Trustee creating the Trust Fund.  Such Trust Agreement provides for the administration of the Trust Fund by the Trustee.  The Trust Fund shall be invested in accordance with provisions of the Plan and Trust Agreement and shall be held in trust for the exclusive benefit of Participants or their Beneficiaries.  The Committee may, without further reference to or action by any Participant, from time to time (i) enter into such further agreements with the Trustee or other parties and make such amendments to the Trust Agreement or said further agreements as it may deem necessary or desirable to carry out the Plan, (ii) designate a successor Trustee or successor Trustees and (iii) take such other steps and execute such other instruments as it may deem necessary or desirable to carry out the provisions thereof.

ARTICLE VII
INVESTMENT FUNDS

7.1          Investment of Matching Contributions and Retirement Accounts. Except as provided in Appendix A with respect to Matching Contributions, Matching Contributions and Retirement Accounts credited on a Participant’s behalf shall be initially invested in the applicable Target Series Retirement Fund set forth in Appendix G unless the Participant elects to have such amounts initially invested in any other Investment Fund(s) in accordance with the provisions of subsection 7.3(b). Matching Contributions invested in the applicable Target Series Retirement Fund set forth in Appendix G may be transferred to and designated for investment in any other Investment Fund(s) pursuant to subsection 7.3(b) at any time. Notwithstanding the foregoing, the Matching Contributions and Retirement Accounts of a Participant who is an employee of a joint venture in which a Participating Employer has less than an 80% interest in capital or profits shall not be invested in the applicable Target Series Retirement Fund set forth in Appendix G, but instead shall be subject to the investment provisions of Appendix A.

7.2          Investments in the CSRA Stock Fund. Investments in the CSRA Stock Fund shall be subject to the following special rules. All references to “Stock” in this Section 7.2 are references to Company Stock.

(a)           The Trustee shall promptly invest any amounts that are designated for investment in the CSRA Stock Fund and paid into the Trust Fund, together with interest and other income and cash receipts of the CSRA Stock Fund, in the CSRA Stock Fund. Notwithstanding the foregoing, the Trustee may defer the investment of such amounts, interest, and other cash receipts in such Stock for a reasonable period following the date of receipt by the Trustee of each such item if such action is deemed by it to be in the best interest of Participants and such action is performed in a non-discriminatory manner and in accordance with applicable law. The Trustee may sell any such Stock and defer reinvestment of the proceeds therefrom for a reasonable period following the date of such sale if such action is deemed by it to be in the best interests of the Participants and such action is performed in a non-discriminatory manner and in accordance with applicable law.

(b)           During the period that investment or reinvestment of funds in such Stock is being deferred, the Trustee may invest such funds in one or more interest bearing savings accounts of a bank, in one or more accounts in an insured savings and loan association, in time certificates of deposit (including those issued by the Trustee bank), in bankers’ acceptances (including those accepted by the Trustee bank), in other short-term investment grade obligations issued by the United States, any State thereof, any political subdivision of the United States or any State thereof, or any commercial entity (including the Trustee bank) other than the Company, or in units of the Trustee bank’s qualified commingled fund as may be selected by the Committee, in which event, a Declaration of Trust therefor is hereby made a part hereof as if set forth at length herein, and money of the Trust so invested in said fund shall be held and administered by the Trustee bank, as Trustee, strictly in accordance with the terms of and under the power granted in said Declaration of Trust, as it may be amended from time to time.

(c)           Stock shall be purchased or sold by the Trustee (i) on a national securities exchange, (ii) from or to the Company, or (iii) elsewhere, as the Committee may direct. If any purchase or sales are made other than on a national securities exchange, the price shall in the case of a purchase be no more than, or in the case of a sale be no less than, the closing quotation on the date of such purchase or sale of such Stock on the national securities exchange upon which the Stock is traded, adjusted for brokerage fees, commissions and other handling charges.

(d)           The voting or proxy or other rights with respect to such Stock shall be passed through to Participants as provided in this Section. Each Participant shall be entitled to direct the Trustee as to the manner in which Stock then allocated to his Accounts shall be voted. Such directions may be achieved through the use of proxy or similar statements delivered to the Participants with respect to the Stock allocated to their Accounts.

(e)           In the case of any allocated Stock with respect to which Participants are entitled to issue directions pursuant to the foregoing and for which such directions are not received by the Trustee, the Committee shall in its discretion, direct the Trustee as to the manner in which such Stock shall be voted.

(f)            In the case of any allocated Stock with respect to which Participants are not entitled to issue directions pursuant to the foregoing, and with respect to all unallocated Stock, the Committee shall, in its sole discretion, direct the Trustee as to the manner in which such Stock shall be voted.

(g)           In the event that no Stock voting rights are required by law or the terms of the Plan to be passed through to Participants, the Stock shall be voted by the Trustee as directed by the Committee.

(h)           Directions under this provision as to the manner in which Stock shall be voted shall be certified to the Trustee by the Committee or any agent designated thereby, provided such directions are received by the Trustee at least five (5) days before the date set for the meeting at which the shares are to be voted. The Committee shall provide any information requested by the Trustee that is necessary or convenient in connection with obtaining and preserving the confidentiality of the Participant’s directions.

(i)            In the case of a tender or exchange offer, the Trustee shall tender whole shares of Stock allocated to the Accounts of Participants only as and to the extent instructed by such Participants. If the Trustee does not receive instructions from a Participant regarding any such tender or exchange offer for such Stock, the Trustee shall take no action with respect thereto.

(j)            The Company shall be solely responsible to provide the Participants on a timely basis all such offering materials, information, notifications, requests and other materials as may be necessary or desirable in the exercise of the authority reserved to the Participants and the Trustee shall have no responsibility with respect to any communication or the absence of timeliness thereof.

(k)           Stock shall be valued on the basis of the closing quotation for shares of Stock on the national securities exchange upon which such Stock is then traded. The value of such Stock, and the fair market value of other assets in the Stock Fund, shall be determined by the Trustee based upon such sources of information as it may deem reliable; including, but not limited to, information reported in (1) newspapers of general circulation, (2) standard financial periodicals or publications, (3) statistical and valuation services, (4) the records of securities exchanges, investment managers or brokerage firms deemed by the Trustee to be reliable, or any combination thereof.

(l)            Amounts designated for investment in the CSRA Stock Fund shall not exceed ten percent of such Participant’s Compensation eligible to be deferred for each payroll period under Section 5.1(a)(i). Any amounts elected to be deferred that is in excess of ten percent shall be invested in the applicable Target Series Retirement Fund set forth in Appendix G unless the Participant elects to have such amounts invested in any other Investment Fund(s) pursuant to subsection 7.3(b).

7.3          Investment of Accounts and Contributions. In accordance with rules of uniform application which the Committee may from time to time adopt and subject to subsection 4.2(e) and any limitations set forth in Appendix A and in this Article 7, each Participant shall have the right to designate one or more of the Investment Funds established by the Committee for the investment of his Compensation Deferral Account, his Rollover Account, his Matching Contributions Account, his Discretionary Employer Contributions Account, and his Retirement Account under the Plan as made available by the Committee, subject to the rules set forth in (a)-(d) below. A Participant’s Account may be charged for the reasonable expenses of carrying out the Participant’s investment directions and for investment adviser fees associated with his or her Account. These provisions are intended to comply with Code Sections 401(a)(28) and 401(a)(35).

(a)           Investment of Accounts in an Investment Fund shall be in such amounts or whole percentages as the Committee shall prescribed from time to time.

(b)           A Participant may, at any time (i) make a designation with respect to the amount standing to his credit in such Accounts; and (ii) make a designation with respect to future Compensation Deferral Contributions, Matching Contributions, and Discretionary Employer Contributions, if any. Notwithstanding the foregoing, only two changes may be made per any calendar month. If such change is made on a Valuation Date before the earlier of 4:00 p.m. Eastern Time or the close of the New York Stock Exchange, such change shall become effective on the Valuation Date that the change was made. If the change is not made by such deadline, or is not made on a Valuation Date, such change shall become effective on the next following Valuation Date.

(c)           Investment Funds may, from time to time, hold cash or cash equivalent investments (including interests in any fund maintained by the Trustee as provided in the Trust Agreement) resulting from investment transactions relating to the property of said Fund; provided, however, that neither the Committee, the Company, any Participating Employer, the Trustee nor any other person shall have any duty or responsibility to cause such Funds to be held in cash or cash equivalent investments for investment purposes. In the case of any Investment Fund under the management and control of an Investment Manager appointed by the Committee in accordance with Section 11.4, neither the Committee, the Company, any Participating Employer, the Trustee, nor any other person shall have any responsibility or liability for investment decisions made by such Investment Manager.

(d)           Any insiders under Section 16 of the Securities Exchange Act of 1934, as amended, may only engage in transactions involving the CSRA Stock Fund subject to the approval of the Company’s securities counsel.

7.4          Other Investment Allocation Rules. On December 31 of each Plan Year, amounts determined on a per capita basis through the end of each such Plan Year that were not otherwise allocated under Section 7.1 or 7.3 shall be allocated to the Matching Contributions Account of each Participant who has a Compensation deferral agreement under Section 4.1 in effect with the Participating Employer on December 31 of the applicable Plan Year; provided, however, an allocation under this Section 7.4 shall not be made to a Participant employed by Eagle Alliance who is classified by Eagle Alliance as in casual employee status and whose Compensation is zero through the allocation date.

7.5          CSC Stock Fund. Prior to the Separation, the Plan will maintain the CSC Stock Fund that is a portion of the assets transferred from the CSC MAP.  After the Separation, CSC Stock Fund in order to permit Participants a reasonable opportunity to decide when they wish to liquidate, in an orderly fashion, their investment in the CSC Stock Fund, the Plan will maintain the CSC Stock Fund in accordance with the following special rules:

(a)           No new investment in the CSC Stock Fund shall be permitted. Any cash dividends paid with respect to a Participant’s interest in the CSC Stock Fund shall be reinvested in the CSC Stock Fund, subject to Article XX and Section 20.4.

(b)           The CSC Stock Fund shall be maintained until such date as determined by the Committee for the purpose of permitting Participants the opportunity to divest their interests in the CSC Stock Fund. Prior to the date selected by the Committee, Participants may direct the transfer of investments out of the CSC Stock Fund, subject to Article 7, but may not direct any transfers, contributions or other investments to the CSC Stock Fund. Commencing on the date selected by the Committee, there shall be implemented measures as determined by the Committee to liquidate, in an orderly fashion, the common stock of Computer Sciences Corporation held in the CSC Stock Fund. At the conclusion of such liquidation, the proceeds from the liquidation shall be deposited in Participant Accounts in an Investment Fund to be determined by the Committee.

(c)           Each Participant shall be entitled to direct the manner in which the shares (including fractional shares) of Computer Sciences Corporation common stock in his or her Account in the CSC Stock Fund are to be voted. The Trustee shall vote such shares in accordance with the directions of the Participants. This requirement will be met if the Trustee votes the combined fractional shares to the extent possible to reflect the direction of the voting Participants. All shares credited to Participants’ Accounts as to which the Trustee does not receive voting directions, and all unallocated shares held by the Trustee, shall be voted by the Trustee proportionately in the same manner as the Trustee votes shares as to which the Trustee has received voting instructions. The Company will cause proxy materials to be distributed to all Participants who have an Account balance in the CSC Stock Fund prior to each stockholders’ meeting at the same time it distributes such materials to all other stockholders.

ARTICLE VIII
VESTING

8.1          Vested Interest in Compensation Deferral, Retirement, Merged and Rollover Accounts. Each Participant shall at all times have a one hundred percent (100%) Vested Interest in the value of his Compensation Deferral Account, Retirement Account, Merged Account and Rollover Account under the Plan.

8.2          Vested Interest in Matching Contributions Account. Except as provided in Appendices A and B,

(a)           The Vested Interest of each Participant (other than those specified in (b) below) in the value of his Matching Contributions Account shall be determined in accordance with the following provisions:

Number of Years of Service	Vested Interest in Matching Contributions Account
0-1	0%
1 or more	100%

(b)           The Vested Interest of a collectively bargained employee, Service Contract Act (SCA) employee, or Swiss Re employee in the value of his Matching Contributions Account shall be determined in accordance with the following provisions:

Number of Full Years of Service	Vested Interest in Matching Contributions Account
1	0%
2	25%
3	50%
4	75%
5 or more	100%

(c)           Notwithstanding the above, a Participant shall have a one hundred percent (100%) Vested Interest in the value of his Matching Contributions Account upon his attainment of Normal Retirement Age while employed by a Participating Employer or an Affiliated Company or upon an earlier Severance by reason of death or Total and Permanent Disability. In addition, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)(5)), the Vested Interest of such Participant’s Matching Contributions Account shall be one hundred percent (100%).

(d)           Notwithstanding the above, any Years of Service completed by a Participant after he incurs at least five (5) consecutive Breaks in Service shall not be taken into account for purposes of determining his Vested Interest in the value of his Matching Contributions Account prior to such Breaks in Service.

(e)           If the vesting schedule under the Plan is amended or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s

Vested Interest, each Participant who has completed at least three (3) Years of Service may elect, within a reasonable time after the adoption of the amendment, to continue to have his Vested Interest computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment is effective; or (iii) 60 days after the Participant is issued written notice of the amendment.

8.3          Vested Interest in Discretionary Employer Contributions. Each Participant shall at all times have a one hundred percent (100%) Vested Interest in the value of his Discretionary Employer Contributions Account.

ARTICLE IX
PAYMENT OF PLAN BENEFITS

9.1          Distribution Upon Retirement.

(a)           A Participant may retire from the employment of a Participating Employer on his Early Retirement Date or his Normal Retirement Date.  If the Participant continues in the service of a Participating Employer beyond his Normal Retirement Date, he shall continue to participate in the Plan in the same manner as Participants who have not reached their Normal Retirement Dates.  At the Participant’s Severance on his Postponed Retirement Date, his Distributable Benefit shall be based upon the Vested Interest of his Accounts as of the applicable Valuation Date.  After a Participant has reached his Normal Retirement Date, any Severance (other than by reason of death or Total and Permanent Disability) shall be deemed a Normal Retirement.

(b)           Subject to the provisions of Sections 9.4 and 9.11, upon a Participant’s Severance on or after his Early Retirement Date or Normal Retirement Date such Participant shall be entitled to a distribution of his Distributable Benefit as provided in Section 9.6 within ninety (90) days after receipt by the Committee of all required documentation, but in no event shall payment be made later than the sixtieth day after the later of the close of the Plan Year in which occurs the Severance, or the close of the Plan Year in which the Participant attains Normal Retirement Age, unless such Participant consents to a later distribution.

(c)           All distributions under this Plan must be made in accordance with the regulations under Code Section 401(a)(9), including the incidental death benefit of Code Section 401(a)(9)(G).  Furthermore, the provisions of this Article 9 reflecting Code Section 401(a)(9) override any other distribution options in the Plan inconsistent with Code Section 401(a)(9).

(d)           The following provisions shall apply with respect to distributions:

(i)            In accordance with procedures described in this subsection 9.1(d), a Participant who (i) is not a five percent owner (as defined in Code Section 416), (ii) attains age 70 ½  while actively employed by the Company, and (iii) has not otherwise commenced payment of his Distributable Benefit as of the date an election is made shall be given a one-time option to elect to commence an in-service distribution of a portion of his or her Distributable Benefit beginning on or before April 1 of the calendar year following the calendar year in which the Participant attains age 70 ½  (“Voluntary Minimum Distribution” or “VMD”).  The procedures for electing, calculating the amount of, and paying a VMD are as follows:

(1)           The option to elect shall be given in the January of the year in which the Participant reaches age 70 ½.  The Participant shall have the period specified in the notice, which shall not be less than 30 days from the date of the notice, to elect a VMD (the “VMD Election Period”).

(2)           If the Committee receives a properly completed and signed election form within the VMD Election Period, the VMD shall be paid in an amount equal to the amount, and shall be distributed in the same time and manner, that the Participant would have received as the Participant’s required minimum distribution calculated under subsection 9.1(c) of the Plan; provided, however, that the required minimum distribution shall be calculated based on the Participant’s Account balance on the VMD Date. The VMD Date shall be the last business day of November of the year in which the Participant reaches age 70 ½.

(ii)           Any Participant who is not a five percent owner (as defined in Code Section 416) and who is hired by the Company after the Participant attains age 70 ½ shall be given the one-time option to elect to commence a VMD pursuant to the terms set forth in subsection 9.1(d)(i) above in the January of the first Plan Year commencing after the first December 31 on which the Participant has an Account balance.

(iii)          Any Participant who is not a five percent owner (as defined in Code Section 416) and who is rehired after attaining age 70 ½ shall be given the one-time option to elect to commence a VMD pursuant to the terms set forth in subsection 9.1(d)(i) above; provided, however, that a rehired Participant may elect a VMD only if the Participant was not otherwise given the one-time option to take a VMD prior to his date of rehire.

(iv)          Notwithstanding any provision of the Plan to the contrary, a Participant who is receiving a VMD at the time of his Severance Date shall cease receiving such VMD and instead commence receiving his Distributable Benefit in the form elected by the Participant in accordance with Article 9 of the Plan.   Notwithstanding anything herein to the contrary, if a Participant has elected to receive a VMD which has not yet commenced at the time of his retirement under the Plan, such election shall be cancelled and the Participant shall instead commence receiving his Distributable Benefit in the form elected by the Participant at retirement in accordance with Article 9 of the Plan.

(v)           Notwithstanding anything herein to the contrary, a Participant shall not receive a VMD concurrently with the Participant’s required minimum distributions paid in accordance with subsection 9.1(c).  With respect to a Participant who was actively employed by the Company and receiving required minimum distributions as of October 1, 1998, that Participant shall have a one-time election to cease and defer distribution of his required minimum distribution until April 1 of the later of (i) the year in which the Participant reaches age 70 ½; or (ii) the year following the Participant’s Severance Date.

(e)           Notwithstanding anything in subsection 9.1(d) to the contrary, the required minimum distribution of the Distributable Benefit of a Participant who is a five percent owner (as defined in Code Section 416) must begin by April 1 of the calendar year following the calendar year in which the Participant attains age 70 ½.

(f)            Notwithstanding the foregoing provisions of Section 9.1, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code Section 401(a)(9)(H) (“2009 RMDs”), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant’s designated Beneficiary, or for a period of at least 10 years (“Extended 2009 RMDs”), will receive those distributions for 2009, unless the Participant or Beneficiary chooses not to receive such distributions.  Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to stop receiving the distributions described in the preceding sentence.  Notwithstanding the foregoing provisions of this subsection 9.1(f), for purposes of applying the direct rollover provisions of the Plan, 2009 RMDs and Extended 2009 RMDs (both as defined above) are not treated as eligible rollover distributions.

9.2          Distribution Upon Death Prior to Payment of Benefits.

(a)           Upon the death of a Participant prior to the payment of his Distributable Benefit, the Committee shall direct the Trustee to make a distribution of such Distributable Benefit as provided in Section 9.6 to the Beneficiary designated by the deceased Participant, or otherwise entitled to such Distributable Benefit, as provided in Section 9.8.

(b)           Distribution of a Participant’s Distributable Benefit shall be made within ninety (90) days after all facts required by the Committee to be established as a condition of payment have been established to the satisfaction of the Committee, but in any event within the maximum time period allowed by Code Section 401(a)(9).

(c)           If a Participant dies while performing qualified military service (as defined in Code Section 414(u)(5)), the Participant’s Beneficiary shall be entitled to any additional benefits under the Plan as if the Participant had died during service with a Participating Employer.

9.3          Distribution Upon Disability Prior to Retirement Date.

(a)           Upon the Severance of a Participant as a result of Total and Permanent Disability, which shall be certified by a physician designated by the Committee, if the Committee so requests, his Distributable Benefit shall be distributed to him as provided in Section 9.6.

(b)           Distribution to a disabled Participant shall be made within ninety (90) days after all facts required by the Committee to be established as a condition of payment have been established to the satisfaction of the Committee.

9.4          Severance Prior to Normal Retirement Date.

(a)           If a Participant incurs a Severance prior to his Normal Retirement Date for any reason other than Total and Permanent Disability or death, his Distributable Benefit shall be paid in a lump sum as provided in Section 9.6 as soon as practicable following the Participant’s attainment of Normal Retirement Age; provided, however, that in no event shall such distribution be later than sixty (60) days after the close of the Plan Year in which the Participant attains Normal Retirement Age, unless such Participant elects to defer receipt of such payment until such Participant attains age 70 ½.

(b)           Payment of a Participant’s Distributable Benefit under this Section 9.4 shall be made in a lump sum as provided in Section 9.6 before the Participant’s attainment of Normal Retirement Age within ninety (90) days after receipt by the Committee of all required documentation (but in no event later than sixty (60) days after the close of the Plan Year in which the Participant attains Normal Retirement Age) as follows:

(i)            In the case of a Participant whose Distributable Benefit exceeds $5,000 (not including the amount of any Rollover Account) if the Participant elects in writing to receive payment of such Distributable Benefit.

(ii)           In the case of a Participant whose Distributable Benefit does not exceed $1,000 (including the amount of any Rollover Account) without such Participant’s election.

(iii)          In the case of a Participant whose Distributable Benefit does not exceed $5,000 (not including the amount of any Rollover Account) and is more than $1,000 (including the amount of any Rollover Account), then the Committee shall pay the Distributable Benefit as a direct rollover to an individual retirement plan designated by the Committee without such participant’s election.  Notwithstanding the preceding sentence, if the Participant elects in writing to receive payment of such Distributable Benefit, it shall be paid to the Participant.

9.5          Forfeitures; Restoration.

(a)           Subject to the provisions of subsection 9.5(c) below, any non-vested portion of a Participant’s Matching Contributions Account shall be forfeited as of the earlier of the date the Participant’s Distributable Benefit is paid to him as provided in Section 9.4 or the date the Participant incurs five (5) consecutive Breaks in Service.

(b)           Any non-vested portion of a Participant’s Matching Contributions Account which is forfeited in accordance with (a) above shall be applied to reduce Matching Contributions by a Participating Employer under subsection 5.1(a)(iii) or to restore amounts previously forfeited, as provided in subsection 9.5(c) below, or shall be applied to reduce Employer Discretionary Contributions, or shall be used for corrective allocations as permitted under the IRS Employee Plans Compliance Resolution System (EPCRS), or shall be used to pay for Plan administrative expenses, and shall not otherwise be repaid or recovered by a Participating Employer.

(c)           In accordance with such rules as the Committee may prescribe, there shall be restored to the Participant’s credit in his Matching Contributions Account a number of shares of Stock equal in value to the dollar value of any non-vested portion of a Participant’s Matching Contributions Account which was forfeited upon payment of the Participant’s Distributable Benefit in accordance with subsection 9.4(b) prior to the date on which he incurs five (5) consecutive Breaks in Service; provided, however, that such restoration shall be made only in the case of the Participant’s reemployment as an Employee prior to incurring five (5) consecutive Breaks in Service, and upon the Participant’s repayment of the amount distributed under Section 9.4 within five (5) years of the Participant’s reemployment.  The determination of the dollar value of the forfeited portion of the Participant’s Matching Contributions Account required to be restored to the Participant shall be made as of the Valuation Date the Participant’s Accounts were valued for purposes of determining his Distributable Benefit, as provided in Article 10.  No adjustment in the dollar value of the forfeited amounts shall be made for any gains or losses of any Investment Fund, including the CSRA Stock Fund, between the applicable Valuation Date and the restoration of the dollar value of the forfeited portion of the Participant’s Matching Contributions Account.

9.6          Payment of Distributable Benefit.

(a)           Form of Distribution. If a Participant has a Merged Account that has received amounts directly from another qualified plan that provides for an annuity form of distribution, such Merged Account shall be distributed in accordance with Section 9.12.  Otherwise, a Participant may elect to receive the entire Vested Interest balance of his Accounts in one of the following forms:

(i)            Single lump sum payment.

(ii)           Period certain in five, ten or other yearly period as elected by the Participant, but not beyond the life expectancy of the Participant.

(iii)          A fixed monthly, quarterly or annual amount, as elected by the Participant, the duration of which ends on the earlier of the date such Participant’s Account balance equals $0 (zero dollars) or age 70½, at which time payment shall be in a variable amount not to exceed such Participant’s life expectancy.

(iv)          If a Participant elects a payment method described in subsections 9.6(a)(ii) or (iii) above, such installment payments shall be made from such Participant’s Accounts on a pro rata basis by Investment Fund in the Participant’s Accounts.  The amounts remaining in a Participant’s Account shall be subject to Section 7.3.

(v)           A Participant who makes an election pursuant to subsections 9.6(a)(ii) or (iii) subsequently may elect to receive any remaining balance in a lump sum as provided in subsection 9.6(a)(i).

(b)           Manner of Payment. All distributions shall be valued as of the Valuation Date on which such amounts are distributed. Payment of a Participant’s Distributable

Benefit reflecting the Participant’s interest in the CSRA Stock Fund shall be made in shares of Stock (together with cash in lieu of any fractional share), unless the Participant elects to receive his entire distribution in cash; provided, however, that all distributions pursuant to subsections 9.4(b)(ii) or (iii) shall be made in cash, unless the Participant elects to receive a distribution pursuant to subsection 9.4(b)(ii) or (iii) in shares of Stock (together with cash in lieu of any fractional share). Unless a Participant specifically requests that his Distributable Benefit attributable to Investment Funds other than the CSRA Stock Fund be made in Stock, such portion of his Distributable Benefit shall be made in cash; provided, however, that a Distributable Benefit pursuant to subsection 9.4(b)(iii) shall be made only in cash.  The payment of a Participant’s Distributable Benefit in Stock (other than the portion of the distribution representing the Participant’s interest in the CSRA Stock Fund) shall consist of a number of shares of Stock equal to the number of shares of Stock which can be purchased with the dollar value of the Participant’s Distributable Benefit (other than the portion of the distribution representing the Participant’s interest in the CSRA Stock Fund), such value to be determined as of the appropriate Valuation Date determined under Article 10.

9.7          Withdrawals.

(a)           Hardship Distributions.

(i)            Upon at least thirty (30) days written notice to the Committee, a Participant who is an Employee may obtain a hardship distribution if the Committee finds that the distribution is necessary to relieve a “financial hardship” incurred by the Participant. A Participant will be considered to have incurred a financial hardship only if he has immediate and heavy financial needs that cannot be fulfilled through other reasonably available resources of the Participant. “Immediate and heavy financial needs” means:

(1)           Expenses for medical care described in Code Section 213(d) previously incurred by the Participant, the Participant’s Spouse, or any dependents of the Participant (as defined in Code Section 152) or any Beneficiary under the Plan with respect to the Participant or necessary for these persons to obtain such medical care;

(2)           The purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)           Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or his Spouse, children or dependents (as defined in Code Section 152) or Beneficiary;

(4)           The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of that residence;

(5)           Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children, dependents (as defined in Code Section 152), or Beneficiary;

(6)           Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165; and

(7)           Such additional expenses or payments approved by the Internal Revenue Service.

(ii)           The determination of hardship shall be made by the Committee in a uniform and nondiscriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service. The Committee may rely on the Participant’s representation that the financial need cannot be relieved:

(1)           Through reimbursement or compensation by insurance or otherwise;

(2)           By reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

(3)           By cessation of Compensation Deferral Contributions under the Plan; or

(4)           By other distributions or non-taxable loans from plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

(iii)          A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are met:

(1)           The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

(2)           The Participant has obtained all distributions, other than hardship withdrawals, and all non-taxable loans currently available under this Plan and all plans maintained by the Company or an Affiliated Company; and

(3)           The Participant’s Compensation Deferral Contributions, and elective contributions and employee contributions under this Plan and all other plans maintained by the Company or an Affiliated Company will be suspended for six months after receipt of the withdrawal.

(iv)          A distribution may include any amount necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(b)           While still an Employee, a Participant may, upon at least thirty (30) days written notice to the Committee, make a withdrawal from his Retirement Account of an amount specified by him up to the whole amount thereof.  A Participant who makes a withdrawal under this subsection 9.7(b) shall not be eligible to again make a withdrawal under this subsection 9.7(b) prior to the first anniversary of the date the Participant’s most recent withdrawal under this subsection 9.7(b) was distributed to him.

(c)           While still an Employee, a Participant who has attained at least age fifty-nine and one-half (59½) and has a one hundred percent (100%) Vested Interest in the value of his Accounts under the Plan may, upon at least thirty (30) days written notice to the Committee, make a withdrawal from his Accounts of the amount specified by him, up to the total value of his Vested Interest in his Accounts.  A Participant who makes a withdrawal under this subsection 9.7(c) shall not be eligible to again make a withdrawal under this subsection 9.7(c) prior to the first anniversary of the date the Participant’s most recent withdrawal under this subsection 9.7(c) was distributed to him.

(d)           While still an Employee, a Participant may, upon at least thirty (30) days written notice to the Committee, make a withdrawal from his Merged Account of all amounts thereof attributable to transfers from other profit sharing plans and amounts attributable to other pension plans and Code Section 401(k) plans provided the Participant had the right to elect to receive a distribution of such amount at the time of the transfer to this Plan.  No withdrawals under this provision shall be permitted of any amounts transferred from an account that qualifies under Code Section 401(k) if the Participant did not have the right to receive a distribution at the time of the transfer.  A Participant who makes a withdrawal under this subsection 9.7(d) shall not be eligible to again make a withdrawal under this subsection 9.7(d) prior to the first anniversary of the date the Participant’s most recent withdrawal under this subsection 9.7(d) was distributed him.

(e)           Rollover Account amounts may be withdrawn at any time for any reason.

(f)            The maximum amount subject to withdrawal under this Section 9.7 shall be determined as of the Valuation Date immediately following the Committee’s determination authorizing the withdrawal.

(g)           Any withdrawal under this Section 9.7 reflecting the Participant’s interest in the CSRA Stock Fund shall be made in shares of Stock (together with cash in lieu of any fractional share), unless the Participant elects to receive such entire amount in cash. Any withdrawal from an Investment Fund other than the CSRA Stock Fund shall be in Stock or cash, as determined in accordance with the provisions of subsection 9.6(b). Such withdrawals shall be distributed as soon as practicable following the Committee’s determination authorizing a withdrawal. Similar provisions shall apply with respect to CSC Stock in the CSC Stock Fund.

9.8          Designation of Beneficiary.

(a)           Subject to the provisions of subsection 9.8(b) below, each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive his Vested Interest in the Trust Fund in the event of his death before receipt of his entire Vested Interest in the Trust Fund. This designation is to be made on the form prescribed by and delivered to the Committee.  Subject to the provisions of subsection 9.8(b) below, a Participant shall have the right to change or revoke any such designation by filing a new designation or notice of revocation with the Committee, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

(b)           If a Participant designates a non-Spouse as the Beneficiary of his Vested Interest in the Trust Fund and on the date of his death has a Spouse, no effect shall be given to such designation unless such Spouse has consented in writing to such designation and such consent is witnessed by a notary public. If a Participant designates a non-Spouse Beneficiary and the surviving Spouse does not consent to such designation, the surviving Spouse shall be deemed the Beneficiary of the deceased Participant. A Spouse’s consent to a Beneficiary designation is not required under the following circumstances:

(i)            if it is established to the satisfaction of the Committee that there is no Spouse; or

(ii)           if the Participant’s Spouse cannot be located; or

(iii)          because of other circumstances under which a Spouse’s consent is not required in accordance with applicable Treasury or Department of Labor Regulations.

(c)           If a deceased Participant has failed to designate a Beneficiary, or if the Committee, after reasonable efforts have been made, is unable to locate a form designating a Beneficiary, but has a Surviving Spouse, such Surviving Spouse shall be the Beneficiary and the Participant’s non-forfeitable accrued benefit (reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant) shall be payable in full to such deceased Participant’s Surviving Spouse. In the case of a deceased Participant who has no Surviving Spouse, and such deceased Participant shall have (i) failed to designate a Beneficiary, or (ii) if the Committee shall be unable to locate a designated Beneficiary after reasonable efforts have been made, or (iii) if for any reason the designation shall be legally ineffective, or (iv) if the Committee after reasonable efforts have been made, is unable to locate a form designating a Beneficiary, or (v) if the Beneficiary shall have predeceased the Participant and the Participant did not designate a successor Beneficiary, then the Participant’s estate shall be the Beneficiary and the Participant’s non-forfeitable accrued benefit (reduced by any security interest held by the Plan by reason of a loan outstanding to such Participant) shall be payable in full to such estate within one (1) year after the Participant’s death.

(d)           In the event that the deceased Participant was not a resident of California at the date of his death, the Committee, in its discretion, may require the establishment of ancillary administration in California.  In the event that a Participant shall predecease his

Beneficiary and on the subsequent death of the Beneficiary a remaining distribution is payable under the applicable provisions of this Plan, the distribution shall be payable to the estate of the Beneficiary, subject to the same provisions concerning non-California residency and the establishment of ancillary administration as are applicable on the death of the Participant.

(e)           The Committee shall not be required to authorize any payment to be made to any person following a Participant’s death, whether or not such person has been designated by the Participant as Beneficiary, if the Committee determines that the Plan may be subject to conflicting claims in respect of said payment for any reason, including, without limitation, the designation or continuation of a designation of a Beneficiary other than the Participant’s Spouse without the consent of such Spouse to the extent such consent is required by Code Section 401(a).  In the event the Committee determines in accordance with this subsection 9.8(e) not to make payment to a designated Beneficiary, the Committee shall take such steps as it determines appropriate to resolve such potential conflict.  The provisions of this Section 9.8 shall not be construed to place upon the Company or the Committee any duty or obligation to require the consent of a Spouse for the purpose of protecting the rights or interests of present or former Spouses of Participants, except to the extent required to comply with Code Section 401(a)(11) or ERISA Section 205.

9.9          Facility of Payment. If any payee under the Plan is a minor or if the Committee reasonably believes that any payee is legally incapable of giving a valid receipt and discharge for any payment due him, the Committee may have the payment or any part thereof, made to the person (or persons or institution) whom it reasonably believes is caring for or supporting the payee, unless it has received due notice of claim therefor from a duly appointed guardian or custodian of the payee. Any payment shall be a payment from the Accounts of the payee and shall, to the extent thereof, be a complete discharge of any liability under the Plan to the payee.

9.10        Payee Consent. To the extent required to comply with Code Section 411(a)(11), the Committee shall require each Participant or other payee to consent to any payment of a Participant’s Accounts.

9.11        Additional Requirements for Distribution.

(a)           The Committee or Trustee, or both, may require the execution and delivery of such documents, papers and receipts as the Committee or Trustee may determine necessary or appropriate in order to establish the fact of death of the deceased Participant and of the right and identity of any Beneficiary or other person or persons claiming any benefits under this Article 9.

(b)           The Committee or the Trustee, or both, may, as a condition precedent to the payment of death benefits hereunder, require an inheritance tax release and/or such security as the Committee or Trustee, or both, may deem appropriate as protection against possible liability for state or federal death taxes attributable to any death benefits.

(c)           Notwithstanding any other provision in this Article 9 regarding the time within which a Participant’s Distributable Benefit will be paid, if, in the opinion of the Committee there are or reasonably may be conflicting claims or other legal impediments to the payment of such Distributable Benefit to a payee, such payment may be delayed for so long as is necessary to resolve such conflict, potential conflict, or other legal impediment, but not beyond the date permitted by applicable law.

(d)           The Committee shall notify each recipient of an “eligible rollover distribution” (as defined in Section 9.13(d)(i)) of his distribution options within a reasonable period of time prior to making such distribution.

9.12        Distribution from Merged Accounts. The provisions of this Section 9.12 shall apply to any Participant whose Accounts include a Merged Account that has received amounts directly from another qualified plan that provides for an annuity form of distribution.

(a)           Qualified Joint and Survivor Annuity. Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the annuity starting date, a married Participant’s Merged Account will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant’s Merged Account will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

(b)           Qualified Pre-retirement Survivor Annuity. Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the annuity starting date then the entire balance of the Participant’s Merged Account shall be applied toward the purchase of an annuity for the life of the Surviving Spouse.  Such an annuity shall provide for annual payments to the Surviving Spouse and shall have a value that is equal to 100 percent (100%) of the Participant’s non-forfeitable account balance, including the proceeds of any insurance on the Participant’s life, as of the date of the Participant’s death. Such Surviving Spouse may direct the Committee as to the commencement of payments under the Qualified Pre-retirement Survivor Annuity within a reasonable time after the death of the Participant. In addition, the Surviving Spouse may elect to waive the right to a survivor annuity and in lieu thereof, receive a lump sum distribution of the entire balance of the Participant’s Merged Account.

(c)           Optional Form of Benefit. During the election period, a Participant may, pursuant to a qualified election, select as an optional form of benefit in lieu of an annuity form of distribution either one of the following forms of distribution: (a) a series of substantially equal annual or more frequent installments over a period certain not extending beyond the earlier of (i) the end of the period measured by the joint life and last survivor expectancy of the Participant and his Spouse, or (ii) twenty years; or (b) a lump sum distribution in accordance with subsection 9.6(a). In addition, a Participant shall be entitled to elect any additional optional form of benefit provided by a transferor plan and which is a protected benefit under Code Section 411(d)(6).

(d)           For purposes of this Section 9.12 the following definitions shall apply:

(i)            Election Period. The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death.  If a Participant separates from Service prior to the first day of the Plan Year in which age 35 is attained, the election period shall begin on the Participant’s Severance Date.  A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the qualified pre-retirement survivor annuity for the period beginning on the day of such election and ending on the first day of the Plan Year in which the Participant will attain age 35.  Such election shall not be valid unless the Participant receives a written explanation of the qualified pre-retirement survivor annuity in such terms as are comparable to the pre-retirement survivor annuity explanation required under subsection 9.12(b).  Qualified pre-retirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35.  Any new waiver on or after such date shall be subject to the full requirements of this Section 9.12.

(ii)           Earliest Retirement Age. The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

(iii)          Qualified Election. A waiver of a Qualified Joint and Survivor Annuity or a qualified pre-retirement survivor annuity shall not be effective unless (i) the Participant’s Spouse consents in writing to the election; (ii) the election designates a specific Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (iii) the Spouse’s consent acknowledges the effect of the election; and (iv) the Spouse’s consent is witnessed by a Plan representative or notary public.  Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent).  If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election.

Any consent obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse.  A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights.  A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited.  No consent obtained under this provision shall be valid unless the Participant has received notice as provided in subsection 9.12(e) below.

(iv)          Qualified Joint and Survivor Annuity. An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant’s Merged Account.  The percentage of the survivor annuity shall be either 50% or 100%, as selected by the Participant.

(v)           Annuity Starting Date. The first day of the first period for which an amount is payable as an annuity or any other form.

(e)           Notice Requirements.

(i)            In the case of a Qualified Joint and Survivor Annuity, the Committee shall no less than 30 days and no more than 90 days prior to the Annuity Starting Date provide each Participant a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant’s Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

(ii)           In the case of a qualified pre-retirement survivor annuity as described in subsection 9.12(b), the Committee shall provide each Participant within the applicable period for such Participant a written explanation of the qualified pre-retirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of subsection 9.12(e)(i) applicable to a Qualified Joint and Survivor Annuity.  The applicable period for a Participant is whichever of the following periods ends last: (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; (ii) a reasonable period ending after the individual becomes a Participant; or (iii) a reasonable period ending after this Section 9.12 first applies to the Participant.

Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from Service in the case of a Participant who incurs a Severance before attaining age 35.

For purposes of the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and (iii) is the end of the two year period beginning one year prior to the date the applicable event occurs, and ending one year after that date.  In the case of a Participant who separates from Service before the Plan Year in which age 35 is attained, notice shall be provided within the two year period beginning one year prior to the Participant’s Severance Date and ending one year after such Severance Date.  If such a Participant thereafter returns to employment with a Participating Employer, the applicable period for such Participant shall be redetermined.

9.13        Direct Transfer of Distribution.

(a)           Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the Distributee in a direct rollover.

(b)           Solely to the extent permitted in Code Sections 408A(c)(3)(B), 408A(d)(3), and 408A(e) and the regulations and other guidance issued thereunder, an eligible Participant may elect to roll over any portion of a distribution of his Account to a Roth IRA (as defined by Code Section 408A) in a “qualified rollover contribution” (as defined in Code Section 408A(e)), provided that the rollover requirements of Code Section 402(c) are met.  The amount of the qualified rollover contribution that would be includible in the Participant’s gross income were it not part of a qualified rollover contribution shall be included in the Participant’s gross income in accordance with Code Section 408A(d)(3).  In addition, the 10% penalty tax on early distributions from qualified retirement plans imposed by Code Section 72(t) shall not apply to qualified rollover contributions.

(c)           Notwithstanding the provisions of this Section 9.13, solely to the extent permitted under Code Section 402(c)(11) and the regulations and other guidance issued thereunder, with respect to any portion of a distribution from the Plan on behalf of a deceased Participant, if a direct trustee-to-trustee transfer is made to an individual retirement plan described in Code Section 402(c)(8)(B)(i) or (ii), which individual retirement plan is established for the purposes of receiving the distribution on behalf of an individual who is a designated beneficiary (as defined by Code Section 401(a)(9)(E)) of the Participant and who is not the Surviving Spouse of the Participant, the transfer shall be treated as an eligible rollover distribution for purposes of this Plan and Code Section 402(c).  For purposes of this paragraph, to the extent provided in regulations or other guidance prescribed by the Internal Revenue Service under Code Section 402(c)(11), a trust maintained for the benefit of one or more designated beneficiaries shall be treated in the same manner as a trust designated beneficiary.

(d)           For purposes of this Section 9.13, the following definitions shall apply:

(i)            Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of a Participant’s vested Account, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments, made not less frequently than annually, for the life, or life expectancy, of the Participant or the Participant’s designated Beneficiary or the joint lives (or joint life expectancies) of the Participant and the Participant’s designated Beneficiary, or for a specified period of 10 years or more; any distributions, to the extent such distribution is required under Code Section 401(a)(9); and any amount distributed on account of hardship.  Notwithstanding any provision of the Plan to the contrary, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of voluntary employee contributions that are not includible in gross income; provided, however, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), a qualified retirement plan (either a defined contribution plan or a defined benefit plan) described in Code Section 401(a) or 403(a), or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred.

(ii)           Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an eligible deferred compensation plan described in Code Section 457(a), an eligible deferred compensation plan described in Code Section 457(b) that is maintained by an eligible employer described in Code Section 457(e)(1)(A) and that agrees to separately account for amounts rolled into such plan from this Plan, an annuity contract described in Code Section 403(b), or a Roth IRA if the rollover requirements of Code Sections 402(c) and 408A (as applicable) are met, that accepts the Participant’s or Beneficiary’s eligible rollover distribution.

(iii)          Distributee. A Distributee is an Employee or former Employee.  In addition, the Employee’s Surviving Spouse and the Employee’s former Spouse who is the alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the Spouse or former Spouse.  Notwithstanding the foregoing, in accordance with subsection 9.13(c), a designated beneficiary of the Participant who is not the Surviving Spouse of the Participant is also a Distributee.

(iv)          Direct Rollover. A direct rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

ARTICLE X
VALUATION OF ACCOUNTS

For purposes of payment of a Participant’s Distributable Benefit following a Severance for any reason or any other distributions or withdrawals under this Plan, the value of a Participant’s Accounts shall be determined in accordance with rules prescribed by the Committee, subject, however, to the following provisions:

(a)           Subject to subsections 10(b) and 10(c) below, in the case of Normal Retirement or other Severance including death or Total and Permanent Disability, the value of a Participant’s Accounts under the Plan shall be determined by reference to the Valuation Date immediately following both (i) the occurrence of an event entitling the Participant to a distribution, and (ii) the receipt by the Committee of the completed application of the Participant (or his Beneficiary) for payment of the Participant’s Distributable Benefit with respect to such event.

(b)           The value of a Participant’s Accounts shall be increased or decreased (as appropriate) by any contributions, withdrawals or distributions properly allocable under the terms of this Plan to his Accounts that occurred on or after the applicable Valuation Date or which, for any other reason were not otherwise reflected in the valuation of his Accounts on such Valuation Date.

(c)           Notwithstanding any provision of this Plan to the contrary, a Participant’s Accounts, to the extent held in the CSRA Stock Fund, shall be distributed solely in shares of Stock (with payment of cash in lieu of any fractional share), unless the Participant elects to receive the Participant’s entire distribution in cash. The number of shares so distributable shall be the number of shares credited to the Participant’s Accounts held in the CSRA Stock Fund and such additional shares as may be purchased with the Participant’s allocable share of non-Stock assets of the CSRA Stock Fund (the value of such non-Stock assets to be determined in accordance with principles consistent with subsections 10(a) and 10(b) above, and the number of shares to be purchased with such non-Stock assets to be determined in accordance with such rules of general application as the Committee may adopt from time to time). Similar provisions shall apply to a Participant’s Accounts held in the CSC Stock Fund.

ARTICLE XI
OPERATION AND ADMINISTRATION OF THE PLAN

11.1        Plan Administration.

(a)           Authority to control and manage the operation and administration of the Plan shall be vested in a committee as provided in this Article 11 (the “Committee”).

(b)           The Board of Directors shall establish the number of members of the Committee from time to time, and all such members shall be appointed or removed by the Board of Directors.

(c)           For purposes of ERISA Section 402(a), the Committee shall be the Named Fiduciary of this Plan.

(d)           Notwithstanding the foregoing, a Trustee with whom Plan assets have been placed in trust or an Investment Manager appointed pursuant to Section 11.4 may be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan.

11.2        Committee Powers. The Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.  In addition to any powers and authority conferred on the Committee elsewhere in the Plan or by law, the Committee shall have, by way of illustration but not by way of limitation, the following powers and authority:

(a)           To allocate fiduciary responsibilities (other than trustee responsibilities) among the Named Fiduciaries and the Trustee and to designate one or more other persons (including the Trustee) to carry out fiduciary responsibilities (other than trustee responsibilities). The term “trustee responsibilities” as used herein shall have the meaning set forth in ERISA Section 405(c).  The preceding provisions of this subsection 11.2(a) shall not limit the authority of the Committee to appoint one or more Investment Managers in accordance with Section 11.4.

(b)           To designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities.

(c)           To employ such legal, actuarial, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any Named Fiduciary or any other fiduciary may have under the Plan.

(d)           To establish rules and regulations from time to time for the conduct of the Committee’s business and the administration and effectuation of this Plan.

(e)           To administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised under this Plan by any Employee, Participant, former Participant, Beneficiary or other person whatsoever; including, but not limited to, all questions relating to eligibility to participate in the Plan, the amount of

Service of any Participant, and the amount of benefits to which any Participant or his Beneficiary may be entitled.

(f)            To determine the manner in which the assets of this Plan, or any part thereof, shall be disbursed.

(g)           To appoint or remove one or more Investment Managers, as provided in Section 11.4.

(h)           To select a funding vehicle, including but not limited to a mutual fund or a guaranteed investment contract with an insurance company, for any Investment Fund established by the Committee under Section 7.2 that is not under the management and control of an Investment Manager appointed by the Committee.

(i)            To perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the efficient administration of the Plan.

Any action taken by the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon the Participants and their Beneficiaries.  All discretionary powers conferred upon the Committee shall be absolute, subject only to the limitation that such powers may not be exercised in an arbitrary and capricious manner.

11.3        Correcting Administrative Errors. If, with respect to any Plan Year, an administrative error results in a Participant’s Account not being properly credited with the amounts of contributions, allocations, or earnings or an Eligible Employee is erroneously omitted, solely for the purpose of placing the Participant’s Account in the position that the Account would have been in if no error had been made, (i) the Participating Employer may in its discretion make additional contributions to such Participant’s Account, or (ii) the Committee may in its discretion allocate or reallocate existing contributions, allocations, or earnings among the Accounts of affected Participants, to the extent allowed by law.  If an administrative error results in an amount being credited to a Participant’s Account or any other individual, including a person who is not an Eligible Employee, who is not entitled thereto, corrective action may be taken by the Committee in its discretion, including but not limited to forfeit amounts erroneously credited, reallocate such amounts among other Participants, or take such other corrective action as is appropriate under the circumstances.  To the extent amounts contributed by a Participating Employer under this Section are attributable to lost earnings, such contributions shall not be deemed to be annual additions under the Plan. In all events, such corrections may be corrected through the use of the IRS Employee Plans Compliance Resolution System, the Department of Labor Voluntary Fiduciary Correction Program, or any other similar program of the IRS, or Department of Labor, or other applicable agency.

11.4        Investment Managers.

(a)           The Committee, by action reflected in the minutes thereof, may appoint one or more Investment Managers, as defined in ERISA Section 3(38), to manage all or a portion of the assets of the Plan.

(b)           An Investment Manager shall discharge its duties in accordance with applicable law and in particular in accordance with ERISA Section 404(a)(1).

(c)           An Investment Manager, when appointed, shall have full power to manage the assets of the Plan for which it has responsibility, and neither the Company, a Participating Employer nor the Committee shall thereafter have any responsibility for the management of those assets

11.5        Committee Procedure.

(a)           A majority of the members of the Committee as constituted at any time shall constitute a quorum, and any action by a majority of the members present at any meeting, or authorized by a majority of the members in writing without a meeting, shall constitute the action of the Committee.

(b)           The Committee may designate certain of its members as authorized to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee of this action and the name or names of the designated members.  The Trustee, Company, a Participating Employer, Participants, Beneficiaries, and any other party dealing with the Committee may accept and rely upon any document executed by the designated members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of the authorization of the designated members.

11.6        Compensation of Committee.

(a)           Members of the Committee shall serve without compensation unless the Board of Directors shall otherwise determine.  However, in no event shall any member of the Committee who is an Employee receive compensation from the Plan for his services as a member of the Committee.

(b)           All members shall be reimbursed for any necessary or appropriate expenditures incurred in the discharge of duties as members of the Committee.

(c)           The compensation or fees, as the case may be, of all officers, agents, counsel, the Trustee, or other persons retained or employed by the Committee shall be fixed by the Committee.

11.7        Resignation and Removal of Members. Any member of the Committee may resign at any time by delivering a written resignation to the Chairperson of the Committee.  Any such resignation shall be effective not earlier than ten (10) days after the date of delivery thereof to the Chairperson, unless the Chairperson agrees to an earlier effective date.  Any member of the Committee may, at any time, be removed by the Board of Directors.

11.8        Appointment of Successors.

(a)           Upon the death, resignation, or removal of any Committee member, the Board of Directors may appoint a successor.

(b)           Notice of appointment of a successor member shall be given by the Board of Directors in writing to the Trustee and to the members of the Committee.

11.9        Records. The Committee shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment for the administration of the Plan and to properly reflect the affairs thereof.

11.10      Reliance Upon Documents and Opinions.

(a)           The members of the Committee, the Board of Directors, the Company, a Participating Employer and any person delegated under the provisions hereof to carry out any fiduciary responsibilities under the Plan (“delegated fiduciary”), shall be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultant, or firm or corporation which employs one or more consultants, upon any opinions furnished by legal counsel, and upon any reports furnished by the Trustee.  The members of the Committee, the Board of Directors, the Company, a Participating Employer and any delegated fiduciary shall be fully protected and shall not be liable in any manner whatsoever for anything done or action taken or suffered in reliance upon any such consultant or firm or corporation which employs one or more consultants, Trustee, or counsel.

(b)           Any and all such things done or actions taken or suffered by the Committee, the Board of Directors, the Company, a Participating Employer and any delegated fiduciary shall be conclusive and binding on all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

(c)           The Committee and any delegated fiduciary may, but are not required to, rely upon all records of the Company or a Participating Employer with respect to any matter or thing whatsoever, and may likewise treat those records as conclusive with respect to all Employees, Participants, Beneficiaries, and any other persons whomsoever, except as otherwise provided by law.

11.11      Requirement of Proof. The Committee, the Company or a Participating Employer may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant, or Beneficiary, and no person shall acquire any rights or be entitled to receive any benefits under this Plan until the required proof shall be furnished.

11.12      Reliance on Committee Memorandum. Any person dealing with the Committee may rely on and shall be fully protected in relying on a certificate or memorandum in writing signed by any Committee member or other person so authorized, or by the majority of the members of the Committee, as constituted as of the date of the certificate or memorandum, as evidence of any action taken or resolution adopted by the Committee.

11.13      Multiple Fiduciary Capacity. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

11.14      Limitation on Liability.

(a)           Except as provided in Part 4 of Title I of ERISA, no person shall be subject to any liability with respect to his duties under the Plan unless he acts fraudulently or in bad faith.

(b)           No person shall be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in Part 4 of Title I of ERISA.

(c)           No action or responsibility shall be deemed to be a fiduciary action or responsibility except to the extent required by ERISA

11.15      Indemnification.

(a)           To the extent permitted by law, the Company shall indemnify each member of the Board of Directors and the Committee, and any other Employee of the Company or a Participating Employer with duties under the Plan, against expenses (including any amount paid in settlement) reasonably incurred by him in connection with any claims against him by reason of his conduct in the performance of his duties under the Plan, except in relation to matters as to which he acted fraudulently or in bad faith in the performance of such duties.  The preceding right of indemnification shall pass to the estate of such a person.

(b)           The preceding right of indemnification shall be in addition to any other right to which the Board of Directors member or Committee member or other person may be entitled as a matter of law or otherwise

11.16      Bonding.

(a)           Except as is prescribed by the Board of Directors, as provided in ERISA Section 412, or as may be, required under any other applicable law, no bond or other security shall be required by any member of the Committee, or any other fiduciary under this Plan.

(b)           Notwithstanding the foregoing, for purposes of satisfying its indemnity obligations under Section 11.15, the Company may (but need not) purchase and pay premiums for one or more policies of insurance.  However, this insurance shall not release the Company from its liability under the indemnification provisions

11.17      Prohibition Against Certain Actions.

(a)           To the extent prohibited by law, in administering this Plan the Committee shall not discriminate in favor of any class of Employees and particularly it shall not discriminate in favor of Highly Compensated Employees, or Employees who are officers or shareholders of the Company or of a Participating Employer.

(b)           The Committee shall not knowingly cause the Plan to engage in any transaction that constitutes a nonexempt prohibited transaction under Code Section 4975(c) or ERISA Section 406(a).

(c)           All individuals who are fiduciaries with respect to the Plan (as defined in ERISA Section 3(21)) shall discharge their fiduciary duties in accordance with applicable law, and in particular, in accordance with the standards of conduct contained in ERISA Section 404.

11.18      Plan Expenses. All expenses incurred in the establishment, administration and operation of the Plan, including but not limited to the expenses incurred by the members of the Committee in exercising their duties, shall be charged to the Trust Fund and allocated to Participants’ Accounts as determined by the Committee, but shall be paid by the Company, if not paid by the Trust Fund.

11.19      Participant Loans. The Committee is authorized, in its discretion, to adopt a Participant loan program in conformity with Department of Labor Regulation Section 2550.408b-1.  Such loan program shall be established by the Committee adopting a written loan program document that shall be deemed a part of this Plan and which contains the following information:

(a)           the identity of the person or position authorized to administer the program;

(b)           the procedure for applying for loans;

(c)           the basis on which loans will be approved or denied;

(d)           any limitations on the types of loans offered;

(e)           the procedure under the program for determining a reasonable rate of interest;

(f)            the types of collateral which may secure a Participant loan; and

(g)           the events constituting default and the steps that will be taken to preserve Plan assets in the event of default.

In the case of a Participant, any portion of whose benefits are subject to Section 9.12, the use of any portion of such a Participant’s Account as security for a loan granted from this Plan, shall be consented to in writing by the Spouse of such Participant during the 90-day period ending on the date on which the loan is to be secured.

ARTICLE XII
MERGER OF COMPANY; MERGER OF PLAN

12.1        Effect of Reorganization or Transfer of Assets. In the event of a consolidation, merger, sale, liquidation, or other transfer of the operating assets of the Company to any other company, the ultimate successor or successors to the business of the Company shall automatically be deemed to have elected to continue this Plan in full force and effect, in the same manner as if the Plan had been adopted by resolution of its board of directors, unless the successor(s), by resolution of its board of directors, shall elect not to so continue this Plan in effect, in which case the Plan shall automatically be deemed terminated as of the applicable effective date set forth in the board resolution.

12.2        Merger Restriction. Notwithstanding any other provision in this Article, this Plan shall not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

ARTICLE XIII
PLAN TERMINATION AND DISCONTINUANCE OF CONTRIBUTIONS

13.1        Plan Termination.

(a)           Termination Procedures.

(i)            Subject to the following provisions of this Section 13.1, the Company may terminate the Plan and the Trust Agreements at any time and the Committee shall deliver written notification to the Trustee of such termination.

(ii)           The Plan and Trust Agreements may terminate if the Company merges into any other corporation, if as the result of the merger the entity of the Company ceases, and the Plan is terminated pursuant to the rules of Section 12.1.

(b)           Upon and after the effective date of the termination, the Company and all Participating Employers shall not make any further contributions under the Plan and no contributions need be made by the Company or any Participating Employer applicable to the Plan Year in which the termination occurs, except as may otherwise be required by law.

(c)           The rights of all affected Participants to benefits accrued to the date of termination of the Plan shall automatically become fully vested as of that date, to the extent required to comply with the requirements of Code Section 411.

13.2        Discontinuance of Contributions.

(a)           In the event a Participating Employer decides it is impossible or inadvisable for business reasons to continue to make Participating Employer contributions under the Plan, the Participating Employer may discontinue contributions to the Plan. On and after the effective date of this discontinuance, the Participating Employer shall not make any further Participating Employer contributions under the Plan and no Participating Employer contributions need be made by the Participating Employer with respect to the Plan Year in which the discontinuance occurs, except as may otherwise be required by law.

(b)           The discontinuance of Participating Employer contributions on the part of a Participating Employer shall not terminate the Plan as to the funds and assets then held by the Trustee, or operate to accelerate any payments of distributions to or for the benefit of Participants or Beneficiaries, and the Trustee shall continue to administer the Trust Fund in accordance with the provisions of the Plan until all of the obligations under the Plan have been discharged and satisfied.

(c)           However, if this discontinuance of Participating Employer contributions shall cause the Plan to lose its status as a qualified plan under Code Section 401(a), the Plan shall be terminated in accordance with the provisions of this Article 13.

(d)           On and after the effective date of a discontinuance of Participating Employer contributions, the rights of all affected Participants to benefits accrued to that date, to the extent funded as of that date, shall automatically become fully vested as of that date, to the extent required to comply with the requirements of Code Section 411.

13.3        Rights of Participants. In the event of the termination of the Plan, for any cause whatsoever, all assets of the Plan, after payment of expenses, shall be used for the exclusive benefit of Participants and their Beneficiaries and no part thereof shall be returned to the Company, except as provided in Section 5.3 of this Plan.

13.4        Trustee’s Duties on Termination.

(a)           On or before the effective date of termination of this Plan, the Trustee shall proceed as soon as possible, but in any event within six (6) months from the effective date, to reduce all of the assets of the Trust Fund to cash and/or common stock and other securities in such proportions as the Committee shall determine after approval by the Internal Revenue Service, if necessary or desirable.

(b)           After first deducting the estimated expenses for liquidation and distribution chargeable to the Trust Fund, and after setting aside a reasonable reserve for expenses and liabilities (absolute or contingent) of the Trust, the Committee shall make required allocations of items of income and expense to the Accounts.

(c)           Following these allocations, the Trustee shall promptly, after receipt of appropriate instructions from the Committee, distribute in accordance with Section 9.6 to each Participant a benefit equal to the amount credited to his Accounts as of the date of completion of the liquidation.

(d)           The Trustee and the Committee shall continue to function as such for such period of time as may be necessary for the winding up of this Plan and for the making of distributions in accordance with the provisions of this Plan.

(e)           Notwithstanding the foregoing, the Committee may direct the Trustee to continue to hold the assets of the Trust Fund until benefits become payable under the terms of the Plan, or until such earlier date as may be determined by the Committee.

13.5        Partial Termination.

(a)           In the event of a partial termination of the Plan within the meaning of Code Section 411(d)(3), the interests of affected Participants in the Trust Fund, as of the date of the partial termination, shall become non-forfeitable as of that date.

(b)           That portion of the assets of the Plan affected by the partial termination shall be used exclusively for the benefit of the affected Participants and their Beneficiaries, and no part thereof shall otherwise be applied.

(c)           With respect to Plan assets and Participants affected by a partial termination, the Committee and the Trustee shall follow the same procedures and take the same actions prescribed in this Article 13 in the case of a total termination of the Plan.

13.6        Failure to Contribute. The failure of a Participating Employer to contribute to the Trust in any year, if contributions are not required under the Plan for that year, shall not constitute a complete discontinuance of contributions to the Plan.

ARTICLE XIV
APPLICATION FOR BENEFITS

14.1        Application for Benefits. The Plan Administrator may require any person claiming benefits under the Plan to submit an application thereof, together with such documents and information as the Plan Administrator may require.  In the case of any person suffering from a disability which prevents the claimant from making personal application for benefits, the Plan Administrator shall permit another person acting on his behalf to submit the application.

14.2        Action-on Application.

(a)           Within ninety days following receipt of an application and all necessary documents and information, the Plan Administrator or its authorized delegate reviewing the claim shall furnish the claimant with written notice of the decision rendered with respect to the application. If special circumstances require an extension of time for processing the claim and written notice is given to the claimant of such extension, and such notice describes the circumstances requiring the extension and the date the Plan Administrator expects to render a final decision, then a decision shall be rendered not later than one hundred eighty days after receipt of a request for review.

(b)           In the case of a denial of the claimant’s application, the written notice shall set forth:

(i)            The specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

(ii)           A description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

(iii)          An explanation of the Plan’s claim review procedure.

(c)           A claimant who wishes to contest the denial of his application for benefits or to contest the amount of benefits payable to him shall follow the procedures for an appeal of benefits as set forth in Section 14.3 below, and must exhaust such administrative procedures prior to seeking any other form of relief.

14.3        Appeals.

(a)           General.

(i)            A claimant who does not agree with the decision rendered with respect to his application may appeal the decision to the Plan Administrator.

(ii)           The appeal shall be made, in writing, within sixty (60) days after the date of notice of the decision with respect to the application.

(iii)          If the application has neither been approved nor denied within the ninety day period provided in Section 14.2 above, then the appeal shall be made within sixty (60) days after the expiration of the ninety (90) day period.

(b)           The claimant may request that his application be given full and fair review by the Plan Administrator. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal.

(c)           The decision of the Plan Administrator shall be made promptly, and not later than sixty days after the Plan Administrator’s receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty days after receipt of a request for review.

(d)           The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

14.4        Disability Claims. The provisions of this Section 14.4 shall apply to claims based on a Total and Permanent Disability pursuant to Section 9.3.

(a)           Any review of an appeal of a denied claim must meet the following standards:  the review does not afford deference to the initial adverse benefit determination; the review is conducted by an appropriate named fiduciary who is nether the party who made the initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; the review provides that the appropriate named fiduciary shall consult with health care professionals with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgment; and the review provides, upon the claimant’s request, for the identification of the medical or vocational experts whose advice was obtained in connection with the claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the determination.

(b)           The 90-day period described in Section 14.2 and subsection 14.3(a) above shall be shortened to 45 days.  The 45-day period may be extended by 30 days if the Plan Administrator determines the extension is necessary because of circumstances outside the Plan’s control, and the claimant is notified prior to the end of the 45-day period.  If prior to the end of the 30-day extension period, the Plan Administrator determines that additional time is necessary, the period may be extended for a second 30-day period, provided the claimant is notified prior to the end of the first 30-day extension period and such notice specifies the circumstances requiring the extension and the date as of which the Plan expects to render a decision.

(c)           The 60-day period described in subsection 14.3(a) shall be extended to 180 days.

(d)           The 60-day period described in subsection 14.3(c) above shall be shortened to 45 days.  The 45-day period may be extended by an additional 45 days if the Plan Administrator determines the extension is necessary because of circumstances outside the Plan’s control, and the claimant is notified prior to the end of the initial 45-day period.

ARTICLE XV
LIMITATIONS ON CONTRIBUTIONS

15.1        General Rule.

(a)           Notwithstanding anything to the contrary contained in this Plan, in accordance with the requirements of Code Section 415 and the final regulations issued thereunder (which are hereby incorporated by reference), and except to the extent permitted under Code Section 414(v), if applicable, the total Annual Additions that may be contributed or allocated under this Plan to a Participant’s Accounts for any Limitation Year shall not exceed the lesser of:

(i)            $53,000 (as adjusted at the same time and in the same manner as under Code Section 415(d)); or

(ii)           100% of the Participant’s 415 Compensation for such Limitation Year.

The 415 Compensation limit referred to above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) that is otherwise treated as an Annual Addition.

(b)           For purposes of this Article 15, the Company has elected a “Limitation Year” corresponding to the Plan Year.

15.2        Annual Additions. For purposes of Section 15.1, the term “Annual Additions” shall mean, for any Plan Year, the sum of (i) the amount credited to the Participant’s Accounts from Participating Employer contributions for such Plan Year; (ii) any Employee Contributions for the Plan Year; (iii) any amounts described in Code Section 415(l)(1) or 419(A)(d)(2); and (iv) any amounts described in Code Section 414(v) and subsection 4.1(c) of the Plan.  The term “Employee Contributions,” for purposes of the preceding sentence, shall mean amounts considered contributed by the Employee and which do not qualify for tax deferral treatment under Code Section 401(k).

15.3        Other Defined Contribution Plans. If a Participating Employer or an Affiliated Company is contributing to any other defined contribution plan (as defined in Code Section 415(i)) for its Employees, some or all of whom may be Participants in this Plan, then the total Annual Additions limits specified in Section 15.1 shall be adjusted as follows:

(a)           First, if the Participant is participating in another tax-qualified defined contribution plan maintained by any Participating Employer or an Affiliated Company (as modified by the application of Code Section 415(h)) within the same Limitation Year, and the provisions of such other defined contribution plan explicitly require that the annual additions (within the meaning of Code Section 415(c)(2)) of such defined contribution plan be reduced in such a situation, the otherwise applicable limitation on annual additions (within the meaning of Code Section 415(c)(2)) under such other defined contribution plan for that Limitation Year shall be first reduced by the amount of Annual Additions allocated under the Plan for that Limitation Year; and

(b)           Second, the Annual Additions limits specified in Section 15.1 shall be reduced by the amount of any annual additions (within the meaning of Code Section 415(c)(2)) a Participant receives as a participant in another tax-qualified defined contribution plan maintained by any Participating Employer or Affiliated Company (as modified by the application of Code Section 415(h)), aside from such plans referenced in subsection 15.3(a).

15.4        Correction of Excess Annual Additions. If the limitations with respect to Annual Additions (within the meaning of Code Section 415) set forth in this Article 15 are exceeded for any Participant, then the Plan shall correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2013-12 or any superseding guidance.

15.5        Correction of Excess Amounts. Any excess Compensation Deferral Contributions by a Participant and any excess Matching Contributions on behalf of a Participant for any Plan Year shall be corrected in the manner described in Section 15.4.

15.6        Affiliated Company. For purposes of this Article 15, the status of an entity as an Affiliated Company shall be determined by reference to the percentage tests set forth in Code Section 415(h).

ARTICLE XVI
RESTRICTION ON ALIENATION

16.1        General Restrictions Against Alienation.

(a)           The interest of any Participant or Beneficiary in the income, benefits, payments, claims or rights hereunder, or in the Trust Fund shall not in any event be subject to sale, assignment, hypothecation, or transfer.  Each Participant and Beneficiary is prohibited from anticipating, encumbering, assigning, or in any manner alienating his interest under the Trust Fund, and is without power to do so, except as may otherwise be provided for in the Trust Agreement.  The interest of any Participant or Beneficiary shall not be liable or subject to his debts, liabilities, or obligations, now contracted, or which may be subsequently contracted.  The interest of any Participant or Beneficiary shall be free from all claims, liabilities, bankruptcy proceedings, or other legal process now or hereafter incurred or arising; and the interest or any part thereof, shall not be subject to any judgment rendered against the Participant or Beneficiary.

(b)           In the event any person attempts to take any action contrary to this Article 16, that action shall be void and the Company, a Participating Employer, the Committee, the Trustees and all Participants and their Beneficiaries, may disregard that action and are not in any manner bound thereby, and they, and each of them separately, shall suffer no liability for any disregard of that action, and shall be reimbursed on demand out of the Trust Fund for the amount of any loss, cost or expense incurred as a result of disregarding or of acting in disregard of that action.

(c)           The preceding provisions of this Section 16.1 shall be interpreted and applied by the Committee in accordance with the requirements of Code Section 401(a)(13) as construed and interpreted by authoritative judicial and administrative rulings and regulations.

16.2        Nonconforming Distributions Under Court Order.

(a)           In the event that a court with jurisdiction over the Plan and the Trust Fund shall issue an order or render a judgment requiring that all or part of a Participant’s interest under the Plan and in the Trust Fund be paid to a Spouse, former Spouse and/or children of the Participant by reason of or in connection with the marital dissolution and/or marital separation of the Participant and the Spouse, and/or some other similar proceeding involving marital rights and property interests, then notwithstanding the provisions of Section 16.1, the Committee may, in its absolute discretion, direct the applicable Trustee to comply with that court order or judgment and distribute assets of the Trust Fund in accordance therewith.

(b)           The Committee’s decision with respect to compliance with any such court order or judgment shall be made in its absolute discretion and shall be binding upon the Trustee and all Participants and their Beneficiaries; provided, however, that the Committee in the exercise of its discretion shall not make payments in accordance with the terms of an order which is not a “qualified domestic relations order” or which the

Committee determines would jeopardize the continued qualification of the Plan and Trust under Code Section 401.

(c)           Neither the Plan, the Company, a Participating Employer, the Committee nor the Trustee shall be liable in any manner to any person, including any Participant or Beneficiary, for complying with any such court order or judgment.

(d)           Nothing in this Section 16.2 shall be interpreted as placing upon the Company, a Participating Employer, the Committee or any Trustee any duty or obligation to comply with any such court order or judgment.  The Committee may, if in its absolute discretion it deems it to be in the best interests of the Plan and the Participants, determine that any such court order or judgment shall be resisted by means of judicial appeal or other available judicial remedy, and in that event the Trustee shall act in accordance with the Committee’s directions.

(e)           The Committee shall adopt procedures and provide notifications to a Participant and alternate payees in connection with a “qualified domestic relations order,” to the extent required under Code Section 414(p).

ARTICLE XVII
PLAN AMENDMENTS

17.1        Amendments. The Company may at any time, and from time to time, amend in whole or in part any or all of the provisions of the Plan.  Notwithstanding the foregoing, no amendment shall be made at any time, the effect of which would be:

(a)           To cause any assets of the Trust Fund to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, except as provided in Section 5.3;

(b)           To have any retroactive effect so as to deprive any Participant or Beneficiary of any Vested Interest to which he would be entitled under this Plan if his employment were terminated immediately before the amendment, to the extent so doing would contravene Code Section 411(d)(6);

(c)           To eliminate or reduce a subsidy or early retirement benefit or an optional form of benefit to the extent so doing would contravene Code Section 411(d)(6); or

(d)           To increase the responsibilities or liabilities of a Trustee or an Investment Manager without his written consent.

ARTICLE XVIII
MISCELLANEOUS

18.1        No Enlargement of Employee Rights.

(a)           This Plan is strictly a voluntary undertaking on the part of the Participating Employers and shall not be deemed to constitute a contract between a Participating Employer or any Affiliated Company and any Employee, or to be consideration for, or an inducement to, or a condition of, the employment of any Employee.

(b)           Nothing contained in this Plan or the Trust shall be deemed to give any Employee the right to be retained in the employ of any Participating Employer or an Affiliated Company or to interfere with the right of the Participating Employer or an Affiliated Company to discharge or retire any Employee at any time.

(c)           No Employee, nor any other person, shall have any right to or interest in any portion of the Trust Fund other than as specifically provided in this Plan.

18.2        Mailing of Payments; Lapsed Benefits.

(a)           All payments under the Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to the last address of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 18.3 below.

(b)           In the event a benefit is payable under this Plan to a Participant, Beneficiary or any other person and after reasonable efforts such person cannot be located for the purpose of paying the benefit for a period of seven (7) consecutive years, the person conclusively shall be presumed to be missing and upon the termination of such seven (7) year period the benefit shall be forfeited and as soon thereafter as practicable shall be paid to the appropriate state agency pursuant to the escheat laws of the state entitled to such payment.

(c)           For purposes of this Section 18.2, the term “Beneficiary” shall include any person entitled under Section 9.8 to receive the interest of a deceased Participant or deceased designated Beneficiary.

(d)           A Participant’s Account shall continue to be maintained until the amounts in the Accounts are paid to the Participant or his Beneficiary. Notwithstanding the foregoing, in the event the Plan is terminated, the following rules shall apply:

(i)            All Participants (including Participants who have not previously claimed their benefits under the Plan) shall be notified of their right to receive a distribution of their interests in the Plan.

(ii)           All Participants shall be given a reasonable length of time, which shall be specified in the notice, in which to claim their benefits.

(iii)          All Participants (and their Beneficiaries) who do not claim their benefits within the designated time period shall be presumed missing. The Accounts of such Participants shall be paid in accordance with Section 9.8 and if the Plan is unable to locate the Beneficiary or Participant’s estate, such Accounts shall be forfeited at such time.  These forfeitures shall be disposed of according to rules prescribed by the Committee, which rules shall be consistent with applicable law.

(iv)          The Committee shall prescribe such rules as it may deem necessary or appropriate with respect to the notice and forfeiture rules stated above.

(e)           Should it be determined that the preceding rules relating to forfeiture of benefits upon Plan termination are inconsistent with any of the provisions of the Code and/or ERISA, such provisions shall become inoperative without the need for a Plan amendment and the Committee shall prescribe rules that are consistent with the applicable provisions of the Code and/or ERISA.

18.3        Addresses. Each Participant shall be responsible for furnishing the Committee with his correct current address and the correct current name and address of his Beneficiary or Beneficiaries.

18.4        Notices and Communications.

(a)           All applications, notices, designations, elections, and other communications from Participants shall be in writing, on forms prescribed by the Committee and shall be mailed or delivered to the office designated by the Committee and shall be deemed to have been given when received by that office.

(b)           Each notice, report, remittance, statement and other communication directed to a Participant or Beneficiary shall be in writing and may be delivered in person or by mail. An item shall be deemed to have been delivered and received by the Participant when it is deposited in the United States mail with postage prepaid, addressed to the Participant or Beneficiary at his last address of record with the Committee.

18.5        Reporting and Disclosure. The Plan Administrator shall be responsible for the reporting and disclosure of information required to be reported or disclosed by the Plan Administrator pursuant to ERISA or any other applicable law.

18.6        Interpretation.

(a)           Article and Section headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Article or Section.  Unless the context clearly indicates otherwise, masculine gender shall include the feminine, and the singular shall include the plural and the plural the singular.

(b)           The provisions of this Plan shall in all cases be interpreted in a manner that is consistent with this Plan satisfying the requirements of Code Sections 401(a) and 401(k) and related statutes for qualification as a qualified cash or deferred arrangement.

18.7        Withholding for Taxes. Any payments out of the Trust Fund may be subject to withholding for taxes as may be required by any applicable federal or state law.

18.8        Limitation on Company, Participating Employer, Committee and Trustee Liability. Any benefits payable under this Plan shall be paid or provided for solely from the Trust Fund and neither the Company, any Participating Employer, the Committee nor the Trustee assume any responsibility for the sufficiency of the assets of the Trust to provide the benefits payable hereunder.

18.9        Successors and Assigns. This Plan and the Trust established hereunder shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

18.10      Counterparts. This Plan document may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

18.11      Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u) and the Heroes Earnings Assistance and Relief Tax Act of 2008.

ARTICLE XIX
TOP-HEAVY PLAN RULES

19.1        Application of Article XIX.

(a)           This Article XIX shall apply only if the Plan is Top-Heavy, as defined below. If, as of any Top-Heavy Determination Date, as defined below, the Plan is Top-Heavy, the provisions of Section 19.4 shall take effect as of the first day of the Plan Year next following the Top-Heavy Determination Date and shall continue to be in effect until the first day of any subsequent Plan Year following a Top-Heavy Determination Date as of which it is determined that the Plan is no longer Top-Heavy.

(b)           For purpose of determining whether the Plan is Top-Heavy in any given year, Catch-Up Contributions for that Plan Year shall not be taken into account. However, Catch-Up Contributions for prior years shall be taken into account. Thus, Catch-Up Contributions from prior years shall be included in the accrued benefit that is used to determine whether the Plan is Top-Heavy under Section 19.3. This paragraph is intended to comply with Code Section 414(r) and shall be interpreted to comply therewith, and with any regulations or other guidance issued thereunder.

19.2        Definitions Concerning Top-Heavy Status.

In addition to the definitions set forth in Article II, the following definitions shall apply for purposes of this Article XIX, and shall be interpreted in accordance with the provisions of Code Section 416 and the Treasury Regulations thereunder:

(a)           “Aggregation Group” means a group of Employer Plans consisting of each Employer Plan in the Required Aggregation Group and each other Employer Plan selected by the Company for inclusion in the Aggregation Group that would not, by its inclusion, prevent the group of Employer Plans included in the Aggregation Group from continuing to meet the requirements of Code Sections 401(a)(4) and 410.

(b)           “Annual Compensation” means, for any Plan Year, Compensation as defined in Section 2.11 for such Plan Year.

(c)           “Employer Plan” means any tax-qualified plan of the Company.

(d)           “Key Employee” means any employee of the Company who satisfies the criteria set forth in Code Section 416(i)(1).

(e)           “Required Aggregation Group” means one of more Employer Plans comprising each Employer Plan in which a Key Employee is a participant and each Employer Plan that enables any Company Plan in which a Key Employee is a participant to meet the requirements of Code Sections 401(a)(4) or 410.

(f)            “Top-Heavy” means the Plan is included in an Aggregation Group under which, as of the Top-Heavy Determination Date, the sum of the present value of the cumulative accrued benefits of the Key Employees under all defined benefit plans in the Aggregation Group and the aggregate value of the accounts (excluding Rollover Accounts, except to the extent permitted by applicable Treasury Regulations) of Key Employees under all defined contribution plans in the Aggregation Group exceeds 60 percent of the analogous sum determined for all employees. The determination of whether the Plan is Top-Heavy shall be made in accordance with Code Section 416(g)(2)(8) and the Treasury Regulations thereunder.

(g)           “Top-Heavy Determination Date” means the December 31 immediately preceding the Plan Year for which the determination is made.

(h)           “Top-Heavy Ratio” means the percentage calculated in accordance with paragraph (f) and Code Section 416(g)(2) and the Treasury Regulations thereunder.

(i)            “Top-Heavy Year” means a Plan Year for which the Plan is Top-Heavy.

19.3        Calculation of Top-Heavy Ratio.

The Top-Heavy Ratio with respect to any Plan Year shall be determined in accordance with the following rules:

(a)           Determination of Accrued Benefits. The accrued benefit of any current Participant shall be calculated, as of the most recent valuation date that is within a 12-month period ending on the Top-Heavy Determination Date, as if the Participant had voluntarily terminated employment as of such valuation date. Such valuation date shall be the same valuation date used for computing plan costs for purposes of the minimum funding provisions of Code Section 412.

(b)           Aggregation. The Plan shall be aggregated with all Employer Plans included in the Aggregation Group.

19.4        Effect of Top-Heavy Status.

(a)           Minimum Contribution. Notwithstanding anything else contained in the Plan, and subject to the provisions of this Section 19.4(a) as of the last day of each Top-Heavy Year, the Employer and Affiliates shall make, for each Participant who is not a Key Employee (without regard to such Participant’s Hours of Service or level of Compensation), (1) the Company contributions they otherwise would have made under the Plan for such Top-Heavy Year, or if greater, (2) contributions for such Top-Heavy Year that, when added to the contributions made by the Company for such Participant (and any forfeitures allocated to his account) for such Top-Heavy Year under all other defined contribution plans for the Company, aggregate the lessor of (x) three percent of his Annual Compensation or (y) the percentage at which contributions (including before-tax Contributions or other contributions attributable to a salary reduction or similar arrangement) are made for the Key Employee for whom such percentage is the highest for the Top-Heavy Year.

(b)           Accelerated Vesting. A Participant who has completed at least three years of service and who is credited with an Hour of Service in a Top-Heavy Year shall have a nonforfeitable interest in his Accounts as of the last day of any Top-Heavy Year. For purposes of determining whether the Participant’s interest in his Accounts is nonforfeitable under the preceding sentence, Code Sections 411(a)(3)(B) and (a)(3)(D) (relating to suspension of benefits and forfeitures upon withdrawal of mandatory contributions, respectively) shall not apply.

19.5        Effect of Discontinuance of Top-Heavy Status.

If, for any Plan Year after a Top-Heavy Year, the Plan is no longer Top-Heavy, the provisions of Section 19.4 shall not apply with respect to such Plan Year, except that:

(a)           The accrued benefit of any Participant shall not be reduced on account of the operation of this Section 19.5;

(b)           Each Participant shall remain fully vested in any portion of the Participant’s accrued benefit that was fully vested before the Plan ceased to be Top-Heavy; and

(c)           Any Participant who was a Participant in a Top-Heavy Year and who has completed at least three years of service as of the first day of the Plan Year in which the Plan is no longer Top-Heavy may elect to remain subject to the provisions of Section 19.4(b).

19.6        Intent of Article XIX.

This Article XIX is intended to satisfy the requirements imposed by Code Section 416 and shall be construed in a manner that shall effectuate this intent. This Article XIX shall not be construed in a manner that would impose requirements on the Plan that are more stringent than those imposed by Code Section 416.

ARTICLE XX
ESOP

“Stock” in this Article refers to both Company Stock and CSC Stock. When the CSC Stock Fund ceases to exist, “Stock” in this Article shall refer only to Company Stock.

20.1        ESOP Accounts. It is intended that the Accounts held in the Trust Fund in Stock under the Plan in both the CSRA Stock Fund and the CSC Stock Fund shall constitute a separate Employee Stock Ownership Plan (“ESOP”) within the meaning of Code Section 4975(e)(7) with respect to Participants who are currently or were formerly employed by a Participating Employer with respect to which Stock is considered to be “Employer Securities” within the meaning of that term under Code Section 409(l); provided, however, that a Participant who is employed by a Participating Employer or Affiliate or is a member of a designated employee group (in both cases as set forth in Appendix I hereof) shall not be considered a Participant in the ESOP during the time period he is employed by such ineligible employer or is a member of such ineligible group but only with respect to contributions or accretions to his Account occurring during such period of ineligibility. A Participant in the ESOP who ceases to be eligible for the ESOP due to the transfer of his employment to an employer that fails to be a Participating Employer with respect to which Stock is considered to be “Employer Securities” within the meaning of that term under Code Section 409(l) or that is excluded from participation in the ESOP under Appendix I hereof shall continue to be a Participant in the ESOP with respect to his Account balance held in the CSRA Stock Fund or CSC Stock Fund) prior to the date on which his employment transfer caused such Participant to cease to be eligible for the ESOP. However, contributions (and earnings and gains thereon) made to the Plan on behalf of a transferred Participant on or after the date on which the Participant ceases to be eligible for the ESOP shall not become part of the ESOP during any period in which the Participant remains employed by an ineligible employer or is a member of an ineligible group in accordance with Appendix I hereof or is otherwise excludable from the ESOP with respect to post-transfer contributions and earnings. Assets held in the ESOP shall be invested primarily in Stock in accordance Code Section 4975(e)(7). Except as otherwise provided in this Article 20, the provisions of the Plan shall apply to and are made a part of the ESOP. A Beneficiary of a Participant in the ESOP whose Account balance was considered to be part of the ESOP as of the Participant’s death shall also be considered a Participant in the ESOP to the extent such Account balance (including reinvested dividends on Stock in the CSRA Stock Fund (or CSC Stock Fund) remains in the CSRA Stock Fund (or CSC Stock Fund) following the Participant’s death. An alternate payee pursuant to a qualified domestic order, as defined in Code Section 414(p), whose Account balance was considered to be part of the ESOP as of the effective date of the qualified domestic relations order shall also be considered a Participant in the ESOP to the extent such Account balance (including reinvested dividends on Stock in the CSRA Stock Fund or CSC Stock Fund) remains in the CSRA Stock Fund (or CSC Stock Fund) following the effective date of the qualified domestic relations order.

20.2        Exempt Loan. In the event the ESOP enters into an exempt loan, the following provisions shall apply:

(a)           The proceeds of such exempt loan shall be used (i) to acquire qualifying Company securities, (ii) to repay such loan, and/or (iii) to repay a prior exempt loan.  No security acquired with the proceeds of an exempt loan may be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed from the ESOP. The terms of each exempt loan shall meet the applicable requirements of Treasury Regulations Section 54.4975-7(b), including the requirements:  (a) that the loan bear a reasonable rate of interest, be for a definite period (rather than payable on demand), and be without recourse against the Plan, and (b) that the only assets of the Plan that may be given as collateral is Stock purchased with the proceeds of that loan or with the proceeds of a prior exempt loan.  The interest rate of an exempt loan and the price of the securities to be acquired with the proceeds of an exempt loan may not be such that plan assets are drained off.  An exempt loan must be primarily for the benefit of the Participants and Beneficiaries of the Plan.  Proceeds of an exempt loan must be used within a reasonable time to acquire Company Stock, to repay the exempt loan, or to repay a prior exempt loan.  No person entitled to payment under an exempt loan shall have any right to assets of the ESOP other than collateral given for the exempt loan, contributions (other than contributions of Company Stock) made to repay such exempt loan, and earnings attributable to such collateral and the investment of such contributions.  Payments made with respect to an exempt loan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings during such Plan Year less such payments in prior years.  Such contributions and earnings must be accounted for separately in the books of account of the ESOP until the exempt loan is repaid.  In the event of a default on an exempt loan, the assets transferred from the Plan may not exceed the amount of the default.  If the lender is a disqualified person, the assets transferred may not exceed the amount then due under the payment schedule of the exempt loan. In the event that a Participant incurs a forfeiture, assets in the Participant’s Accounts other than Stock acquired with an exempt loan will be forfeited before such Stock is forfeited.

(b)           Put Options. The Company shall issue a “Put Option” to each Participant (or each Participant’s Beneficiary) who receives a distribution of Stock if, at the time of such distribution, Stock is not then readily tradable on an established market, as defined in Code Section 408(h) and the regulation thereunder. The Put Option shall permit the Participant (or the Participant’s Beneficiary) to sell such Stock at its then fair market, as determined by an independent appraiser in accordance with the provisions of Section 20.2(e)(iv), to the Company at any time during the sixty-day period commencing on the date the Stock was distributed to the Participant (or the Participant’s Beneficiary), and, if not exercised within that period, the Put Option will temporarily lapse. The Plan Administrator shall extend the sixty-day period referred to in the immediately preceding sentence if such an extension is necessary in order for the Stock to be valued by an independent appraiser as of the applicable Valuation Date coincident with or immediately preceding the date the Stock was distributed to the recipient. As of the annual Valuation Date coincident with or immediately following the Plan Year in which such temporary lapse of the Put Option occurs, the independent appraiser shall determine the value of the Stock in accordance with the provisions of Section 20.2(e)(iv), and the Plan Administrator shall notify each distribute who did not exercise the initial Put Option prior to its temporary lapse in the preceding Plan Year of the revised value of the Stock. The time during which the Put Option may be exercised shall recommence on the date such notice or revaluation is given and shall permanently terminate sixty days thereafter. The

Trustee may be permitted by the Company to purchase Stock put to the Company under a Put Option. Payment for Stock sold pursuant to a Put Option shall be made, as determined in the discretion of the Plan Administrator, in the following forms:

(i)            If a Participant’s Account invested in the ESOP is distributed in a total distribution (that is, a distribution within one taxable year of the balance to the credit of the Participant’s Account invested in the ESOP), then payment for such Stock may be made with a promissory note that provides for substantially equal annual installments commencing within 30 days from the date of the exercise of the Put Option and over a period not exceeding five years, with interest payable at a reasonable rate (as determined by the Plan Administrator) on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or

(ii)           In a lump sum no later than 30 days after such Participant exercises the Put Option.

Except as otherwise provided in this Section, no shares of Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement. The provisions of this Section are nonterminateable, and shall continue to be applicable to shares of Stock even if the Accounts held in the Trust Fund in Stock under the Plan cease to be an ESOP within the meaning of Code Section 4975(e)(7).

(c)           The rights and protections as stated in subsections 20.2(a) and (b) are non-terminable.

(d)           All assets acquired by the ESOP with the proceeds of an exempt loan will be added to and maintained in a suspense account.  Stock acquired through an exempt loan shall be released from the suspense account as the exempt loan is repaid.  For each Plan Year until the exempt loan is fully repaid, the number of shares of Stock released from the suspense account shall equal the number of unreleased shares immediately before such release for the current Plan Year multiplied by the “Release Fraction.”  As used herein, the Release Fraction shall be a fraction the numerator of which is the amount of principal and interest paid on the exempt loan for such current Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid on such exempt loan for all future years during the duration of the term of such loan (determined without reference to any possible extensions or renewals thereof).

(e)           Allocations, Forfeitures and Valuations.

(i)            As at the end of each Plan Year, the ESOP must consistently allocate to the Participant’s Accounts non-monetary units representing Participants’ interests in assets withdrawn from the suspense account.

(ii)           Interest with respect to securities acquired with the proceeds of an exempt loan must be allocated as income of the ESOP, except to the extent that the ESOP provides for the use of income from such securities to repay the loan.

(iii)          If a portion of a Participant’s Account is forfeited, qualifying Company securities allocated under this subsection 20.2(e) must be forfeited only after other assets.

(iv)          Valuations must be made in good faith and based on fair market value.  The fair market value of Company securities that are not readily tradable on an established securities market shall be determined by an independent appraiser, as defined in Code Section 401(a)(28)(C), in accordance with the provisions of ERISA Section 3(18).  In the case of a transaction between the Plan and a disqualified person as described in Code Section 4975(e)(2), value must be determined as of the date of the transaction.

(v)           Notwithstanding any provision of this Plan to the contrary, if shares of Stock are sold to the Plan by a shareholder in a transaction for which special tax treatment is elected by such shareholder (or his representative) pursuant to Code Section 1042, no allocation of such shares (or other assets in lieu thereof) may accrue or be allocated directly or indirectly under any plan of the Company meeting the requirements of Code Section 401(a) to the Accounts of:

(1)           any person who owns (after the application of Code Section 318(a)) more than 25 percent of any class of the outstanding securities of the companies included in a controlled group of corporations, within the meaning of Code Section 414(b), that includes the Company; or

(2)           during the Nonallocation Period, any person who sold shares to the Plan, and any person who is related to such shareholder (within the meaning of Code Section 267(b)), but excluding lineal descendants of such shareholder as long as no more than 5 percent of the aggregate amount of all Stock sold by such shareholder or any other relative of the lineal descendant in a transaction to which Code Section 1042 applies is allocated to lineal descendants of such shareholder during the Nonallocation Period.

The term “Nonallocation Period” means the period beginning on the date of sale and ending on the later of ten years after the date of sale or the date of the allocation attributable to the final payment on the Acquisition Loan incurred with respect to the sale. An election under Code Section 1042 may not be made if the Company is an S corporation at the time of sale, but if such an election is made for a time when the Company is a C corporation the restrictions of this subsection shall continue to apply if the Company becomes an S corporation.

(f)            Accounts are Distributable Only in Stock. If securities acquired with the proceeds of an exempt loan available for distribution consist of more than one class, a Distributee must receive substantially the same proportion of each such class.  In the event such distributable securities are not readily tradeable on an established market, a Participant has the right to require the Company to repurchase such securities within the time periods and in accordance with the methods described in Code Sections 409(h)(5) and (6).  Income held by the ESOP for a 2-year period or longer must be distributed under the rule described in the first sentence of this subsection 20.2(f).

20.3        Distributions. Notwithstanding any provision of the Plan to the contrary, any portion of a Participant’s Accounts attributable to Stock acquired by the ESOP which has not been invested in accordance with Section 7.3 shall, at the election of the Participant and his Spouse (if required under subsection 9.4(b)(i)), be distributed not later than one (1) year after the close of the Plan Year (i) in which occurs the Participant’s Severance by reason of attainment of Normal Retirement Date, Total and Permanent Disability, or death, or (ii) which is the fifth Plan Year following the Plan Year in which occurs the Participant’s Severance for any reason other than those listed under (i) above, provided that the Participant is not reemployed prior to the close of such fifth Plan Year. It is intended that this Section 20.3 complies with the distribution rule set forth in Code Section 409(o)(1) with respect to amounts invested in the ESOP.

20.4        Treatment of Dividends.

(a)           Whenever cash dividends are declared in respect of Stock held by the ESOP, Participants who are considered to be Participants in the ESOP on the dividends record date may make an election in respect of Stock deemed to be held in their Accounts under the ESOP no later than the ex-dividend date either to receive such dividends in a cash distribution from the ESOP or to have such dividends reinvested for their benefit in Stock to be held in the CSRA Stock Fund (or CSC Stock Fund) of the ESOP. Such election shall be offered and administered in accordance with Code Section 404(k)(2)(A)(iii), related Treasury Regulations and other official IRS guidance, including IRS Notice 2002-2. Participants who fail to make an affirmative election to receive a cash distribution of dividends shall be deemed to have made an election to have such dividends reinvested for their benefit in Stock to be held in the CSRA Stock Fund (or CSC Stock Fund) of the ESOP. Notwithstanding anything to the contrary herein, dividends paid in respect of Stock held by the ESOP shall be fully vested at all times. Dividends paid in respect of Stock held by the ESOP shall be distributed to Participants or reinvested as soon as practicable following the dividends payment date in accordance with the election procedure described herein. Such dividends shall not be subject to the nondiscrimination provisions of the Code, including Code Sections 401(a)(4), 401(k), 401(m), 410(b), shall not be considered Annual Additions for purposes of Code Section 415 nor shall they be subject to the top heavy rules of Code Section 416. For purposes of this Section 20.4, a Beneficiary or an alternate payee described in Section 20.1 of the Plan shall be eligible to make the election described herein with respect to Stock held in the Beneficiary’s Account that is considered to be part of the ESOP no later than the ex-dividend date.

(b)           Upon the Separation, Participants who have invested in the CSC Stock Fund prior to the Separation are entitled to the Special Dividend (i.e., the CSRA Stock dividend and cash dividend) on the same basis as other Company shareholders. For these purposes, in the event the cash portion of the Special Dividend is paid either on CSC

Stock or CSRA Stock, it will be considered paid from “Employer Securities” as set forth in Section 20.1 of the Plan and Code Section 409(l). CSRA Stock and CSC Stock each will be considered an “applicable employer security” as set forth in Code Section 404(k). A Participant’s election under Section 20.4(a) of the Plan (or was in effect under the CSC MAP Plan as of the Participant’s transfer to this Plan as of October 30, 2015) that is in effect on the ex-dividend date for the Special Dividend will be applied to the Special Dividend. If the Participant has not made an election (or has not made an election under the CSC MAP Plan that is carried over to this Plan) to receive his or her dividends in cash before the  Special Dividend ex-dividend date, the Special Dividend will automatically be paid into the Plan

20.5        Acquisition Loans. An “Acquisition Loan” means the issuance of notes, a series of notes or other installment obligations incurred by the Trustee, in accordance with the Trust, in connection with the purchase of Stock. An “exempt loan” is an Acquisition Loan that complies with the terms of Treasury Regulation Section 54.4975-7(b), Section 20.2, and of this paragraph. The term “Financed Shares” means shares of Stock acquired by the Trustee with the proceeds of an Acquisition Loan. The terms of each Acquisition Loan shall meet the applicable requirements of Treasury Regulations Section 54.4975-7(b), including the requirements: (a) that the loan bear a reasonable rate of interest, be for a definite period (rather than payable on demand), and be without recourse against the Plan, and (b) that the only assets of the Plan that may be given as collateral are Financed Shares purchased with the proceeds of that loan or with the proceeds of a prior Acquisition Loan. The interest rate of an Acquisition Loan and the price of the securities to be acquired with the proceeds of an Acquisition Loan may not be such that Plan assets are drained off. An Acquisition Loan must be primarily for the benefit of the Participants and Beneficiaries of the Plan. Proceeds of an Acquisition Loan must be used within a reasonable time to acquire Stock, to repay the Acquisition Loan, or to repay a prior Acquisition Loan. Proceeds of an Acquisition Loan may not be used to purchase life insurance. No person entitled to payment under an Acquisition Loan shall have any right to assets of the Plan other than collateral given for the Acquisition Loan, contributions (other than contributions of Stock) made to repay such Acquisition Loan, and earnings attributable to such collateral and the investment of such contributions. Payments made with respect to an Acquisition Loan during a Plan Year must not exceed an amount equal to the sum of such contributions and earnings during such Plan Year less such payments in prior years. Such contributions and earnings must be accounted for separately in the books of account of the Plan until the exempt loan is repaid. In the event of a default of an Acquisition Loan, the assets transferred from the Plan may not exceed the amount of the default. If the lender is a disqualified person, the assets transferred may not exceed the amount then due under the payment schedule of the Acquisition Loan. Notwithstanding any other provision in this Plan to the contrary, assets may be transferred upon default of an Acquisition Loan to a lender who is a disqualified person up to the limits specified in this paragraph.

ARTICLE XXI
AFTER-TAX MERGED ACCOUNTS

21.1        Coverage. The provisions of this Article 21 shall apply to any Participant whose benefits under the qualified plan of his previous employer includes Account balances containing after-tax employee contributions which are attributable to the merger of assets of a qualified retirement plan of the previous employer into this Plan.  The purpose of this Article 21 is to allow the Plan to accept such account balances and to provide for the administration of such account balances.

21.2        After-Tax Merged Account. In addition to the Accounts defined in Section 2.1 of this Plan, there is hereby created an additional Account to be known as an “After-Tax Merged Account,” which shall mean the account established and maintained for a Participant to record amounts held in the Trust Fund which are attributable to Participant transfer contributions or plan to plan transfers of after-tax employee contribution account balances of such Participant. The provisions of this Plan applicable to a Merged Account shall apply also to an After-Tax Merged Account.

21.3        Withdrawals. While still an Employee, a Participant may, upon at least thirty (30) days’ written notice to the Committee, make a withdrawal from his After-Tax Merged Account of any amount up to the entire amount thereof.  The maximum amount subject to withdrawal under this Section 21.3 shall be determined as of the Valuation Date immediately following the Committee’s determination authorizing the withdrawal.  A Participant who makes a withdrawal under this Section 21.3 shall not be eligible to again make a withdrawal under this Section 21.3 prior to the first anniversary of the date the Participant’s most recent withdrawal under this Section 21.3 was distributed to him.

21.4        Effect on Other Plan Provisions. Nothing contained in this Article 21 shall be deemed to create any right in any Participant to make after-tax employee contributions to this Plan nor shall this Article 21 create any additional rights beyond those required to effectuate the creation and administration of the After-Tax Merged Accounts.

Execution of the Plan

IN WITNESS WHEREOF, an authorized member of the CSC Employee Benefits Settlor Committee has executed this Plan, effective as of October 30, 2015.

CSRA INC.

CSC EMPLOYEE BENEFITS SETTLOR COMMITTEE

By:	/s/ Louis Bariello

Name:	Louis Bariello

Title:	Director, Global Benefits

Date:	11/23/2015